                                                                      Exhibit 99

FIVE-YEAR SUMMARY OF SELECTED FINANCIAL INFORMATION

        The following selected financial information with respect to the fiscal years ended December 28, 1997, December 27, 1998, December 26, 1999 and December 31, 2000 has been derived from the audited financial statements contained in Gannett's Annual Reports on Form 10-K, and with respect to the fiscal year ended December 30, 2001 from the audited financial statements contained in this report, all as filed with the Securities and Exchange Commission. The selected financial information set forth below insofar as it relates to the fiscal years ended December 26, 1999, December 31, 2000 and December 30, 2001, should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Position," and the audited financial statements and notes thereto included in this report.

                                                                                       Year Ended
                                                     -------------------------------------------------------------------------------
                                                      12/30/01         12/31/00         12/26/99        12/27/98        12/28/97
                                                     -------------------------------------------------------------------------------
                                                                  (In thousands, except per share amounts and ratios)
INCOME STATEMENT DATA
     Operating revenues.............................. $6,344,245       $6,222,318       $ 5,095,362      $4,709,031    $  4,308,165
     Operating income................................  1,589,835        1,817,256         1,563,101       1,385,814       1,262,242
     Interest expense................................   (221,854)        (219,228)          (94,619)        (79,412)        (98,242)
     Other (1).......................................      2,616           10,812            58,705         305,323          (9,047)
     Income before income taxes......................  1,370,597        1,608,840         1,527,187       1,611,725       1,154,953
     Income taxes....................................    539,400          636,900           607,800         645,300         473,600
     Net income from continuing operations...........    831,197          971,940           919,387         966,425         681,353
     Discontinued operations:
          Income from the operation of
          discontinued business (net of
          income taxes) (2) .........................          -            2,437           38,541           33,488          31,326
          Gain on sale of discontinued
          business (net of income taxes) (3) ........          -          744,700
     Net income (1), (2), (3)                            831,197        1,719,077          957,928          999,913         712,679
     Income per share - Basic:
           From continuing operations (1) ........... $     3.14       $     3.65       $     3.29       $     3.41    $       2.41
           From discontinued operations..............          -             2.80             0.14             0.12            0.11
           Net income per share - basic (1) .........       3.14             6.45             3.43             3.53            2.52
     Income per share - diluted:
           From continuing operations (1) ...........       3.12             3.63             3.26             3.38            2.39
           From discontinued operations..............          -             2.78             0.14             0.12            0.11
           Net income per share - diluted (1)........       3.12             6.41             3.40             3.50            2.50
     Cash dividends declared per share...............       0.90             0.86             0.82             0.78            0.74
     Ratio of earnings to fixed charges (4)..........        6.4x             7.4x            14.1x            17.9x           11.1x

                                                                                         As of
                                                     -------------------------------------------------------------------------------
                                                      12/30/01         12/31/00         12/26/99        12/27/98        12/28/97
                                                     -------------------------------------------------------------------------------
                                                                                     (In thousands)
BALANCE SHEET DATA
     Current assets.................................. $ 1,178,198      $ 1,302,336      $ 1,075,222      $   906,385   $    884,634
     Current liabilities.............................   1,127,737        1,174,001          883,778          727,967        738,577
     Total assets....................................  13,096,101       12,980,411        9,006,446        6,979,480      6,890,351
     Long-term debt (including current maturities)...   5,080,025        5,747,856        2,463,250        1,314,671      1,758,909
     All other long-term liabilities.................   1,152,417          955,144        1,029,772          964,830        931,504
     Shareholders' equity............................   5,735,922        5,103,410        4,629,646        3,979,824      3,479,736
     Total liabilities and shareholders' equity...... $13,096,101      $12,980,411      $ 9,006,446      $ 6,979,480   $  6,890,351

-------------------------

(1) In 1999, includes pre-tax net non-operating gain principally from the exchange of KVUE-TV for KXTV-TV of $55 million (after-tax gain of $33 million or $0.11 per share). In 1998, includes pre-tax net non-operating gain principally from the disposition of the radio and alarm security businesses of $307 million (after-tax gain of $184 million or $0.65 per share-basic and $0.64 per share-diluted).
(2) Includes results from businesses sold and accounted for as discontinued operations (cable - 1997 to 2000; and security - 1997 to 1998).
(3)     Includes gain from sale of cable business in 2000.
(4) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense and that portion of rental expense that Gannett believes to be representative of interest. A statement setting forth the computation of the ratios of earnings to fixed charges set forth above is filed as an exhibit to this report.

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS

The management of the company has prepared and is responsible for the consolidated financial statements and related financial information included in this report. These financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. These financial statements necessarily include amounts determined using management's best judgments and estimates.

        The company's accounting and other control systems provide reasonable assurance that assets are safeguarded and that the books and records reflect the authorized transactions of the company. Underlying the concept of reasonable assurance is the premise that the cost of control not exceed the benefit derived. Management believes that the company's accounting and other control systems appropriately recognize this cost/benefit relationship.

        The company's independent accountants, PricewaterhouseCoopers LLP, provide an independent assessment of the degree to which management meets its responsibility for fairness in financial reporting. They regularly evaluate the company's system of internal accounting controls and perform such tests and other procedures as they deem necessary to reach and express an opinion on the financial statements. The PricewaterhouseCoopers LLP report appears on page 53.

        The Audit Committee of the Board of Directors is responsible for reviewing and monitoring the company's financial reports and accounting practices to ascertain that they are appropriate in the circumstances. The Audit Committee consists of four non-management directors, and meets to discuss audit and financial reporting matters with representatives of financial management, the internal auditors and the independent accountants. The internal auditors and the independent accountants have direct access to the Audit Committee to review the results of their examinations, the adequacy of internal accounting controls and the quality of financial reporting.


Douglas H. McCorkindale             Larry F. Miller
Chairman, President and             Executive Vice
Chief Executive Officer             President/Operations and
                                    Chief Financial Officer

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL POSITION

Basis of reporting
Following is a discussion of the key factors that have affected the company's business over the last three fiscal years. This commentary should be read in conjunction with the company's financial statements, the 5-year summary of selected financial information and the information that appears in the following sections of this report.

        Critical accounting policies and the use of estimates: The company prepares its financial statements in accordance with generally accepted accounting principles which require the use of estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and related disclosure of contingent matters. The company bases its estimates on historical experience, actuarial studies and other assumptions, as appropriate, concerning the carrying values of its assets and liabilities and disclosure of contingent matters.

The company re-evaluates its estimates on an ongoing basis. Actual results could differ from these estimates.

        Critical accounting policies for the company involve its assessment of the recoverability of its long-lived assets, including goodwill and other intangible assets, which are based on such factors as estimated future cash flows and current fair value estimates of business units. The company's accounting for pension and retiree medical benefits requires the use of various estimates concerning the work force, interest rates, plan investment return, and involves the use of advice from consulting actuaries. The company's accounting for income taxes in the U.S. and foreign jurisdictions is sensitive to interpretation of various laws and regulations therein, and to company policy and expectations as to the repatriation of earnings from foreign sources.

        Please refer to page 30 of this report for a more complete discussion of all of the company's significant accounting policies.

        The company's fiscal year ends on the last Sunday of the calendar year. The company's 2001 fiscal year ended on December 30, 2001, and encompassed a 52-week period. The company's 2000 fiscal year encompassed a 53-week period and its 1999 fiscal year covered a 52-week period.

Business Acquisitions, Exchanges and Dispositions
2001
During 2001, the company purchased the remaining 36% interest in WKYC-TV, Cleveland, that it did not previously own. Additionally, the company purchased several small non-daily publications in the U.S. and in the U.K. These acquisitions, which had an aggregate purchase price of approximately $186 million, were accounted for under the purchase method of accounting. The company contributed its Marietta (Ohio) Times newspaper to the Gannett Foundation in May 2001. The Gannett Foundation is a not-for-profit, private foundation that makes charitable awards in the communities in which Gannett operates its newspapers and television stations. The company sold its daily newspaper in Lansdale, Pa., in September 2001. These business acquisitions and dispositions did not materially affect the company's financial position or results of operations.

2000
In June 2000, Gannett acquired the entire share capital of News Communications & Media plc ("Newscom") for approximately 444 million British pounds (U.S. $702 million). Gannett also financed the repayment of Newscom's existing debt. With the Newscom acquisition, Newsquest (which includes Newscom) now publishes more than 300 titles in the United Kingdom, including 15 daily newspapers.

        On July 21, 2000, the company concluded the acquisition of 19 daily newspapers as well as numerous weekly and niche publications from Thomson Newspapers Inc. for an aggregate purchase price of $1.036 billion. The company acquired eight daily newspapers in Wisconsin, eight daily newspapers in central Ohio, and daily newspapers in Lafayette, La.; Salisbury, Md.; and St. George, Utah (collectively, "Thomson").

        The company completed its acquisition of Central Newspapers, Inc. ("Central"), on Aug. 1, 2000, for an approximate cash purchase price of $2.6 billion. The company also retired Central's existing debt of approximately $206 million. Central's properties include The Arizona Republic; The Indianapolis Star; three other dailies in Indiana and one daily in Louisiana; a direct marketing business; CNI Ventures, an Internet and technology investment management group; and other related media and information businesses.

        In March 2000, the company completed the acquisition of WJXX-TV, the ABC affiliate in Jacksonville, Fla. Gannett continues to own and operate WTLV-TV, the NBC affiliate in Jacksonville.

        The Newscom, Thomson, Central and WJXX-TV acquisitions were recorded under the purchase method of accounting.

        The aggregate purchase price, including liabilities assumed, for businesses and assets acquired in 2000, including Newscom, Thomson, Central, WJXX-TV and certain smaller newspaper publishing operations, totaled approximately $4.8 billion.

        The sale of the assets of the company's cable division for $2.7 billion was completed on Jan. 31, 2000. Upon closing, an after-tax gain of approximately $745 million or $2.77 per diluted share was recognized which, along with the cable segment operating results, is reported as discontinued operations in the company's financial statements.

        Early in the fourth quarter of 2000, the company contributed the assets of its newspapers, the Marin Independent Journal and the Classified Gazette, to the California Newspapers Partnership (a partnership that includes 20 daily California newspapers) in exchange for an increased ownership interest in the partnership. The company now has a 19.49% ownership interest in the partnership.

1999
In July 1999, Gannett acquired the stock of Newsquest plc ("Newsquest") for a total price of approximately 922 million British pounds (U.S. $1.5 billion). Gannett also financed the repayment of Newsquest's existing debt. Newsquest's principal activities are publishing and printing regional and local newspapers in England with a portfolio of more than 180 titles that includes paid-for daily and weekly newspapers and free weekly newspapers. The acquisition was recorded under the purchase method of accounting.

        In June 1999, the company completed a broadcast station transaction under which it exchanged its ABC affiliate KVUE-TV in Austin, Texas, and received KXTV-TV, the ABC affiliate in Sacramento, Calif., plus cash consideration. For financial reporting purposes, the company recorded the exchange as two simultaneous but separate events; that is, a sale of its Austin TV station for which a non-operating gain was recognized and the acquisition of the Sacramento station accounted for under the purchase method. In its second quarter, the company reported a net non-operating gain of $55 million ($33 million after tax) principally as a result of this transaction.

        The aggregate purchase price, including liabilities assumed, for businesses and assets acquired in 1999, including Newsquest, KXTV-TV and certain smaller non-daily newspaper publishing operations, totaled approximately $1.8 billion.

        In March 1999, the company contributed The San Bernardino County Sun to the California Newspapers Partnership in exchange for a partnership interest.

Results of continuing operations
Consolidated summary
A consolidated summary of the company's results is presented below. Note that this summary separates from ongoing results the second quarter 1999 net non-operating gain of $55 million ($33 million after tax) principally from an exchange of a television station.

In millions of dollars, except per share amounts
----------------------------------------------------------------------------------------------------------------------
                                       2001         Change       2000          Change      1999          Change
----------------------------------------------------------------------------------------------------------------------
 Operating revenues                  $  6,344         2%       $  6,222          22%     $  5,095           8%
----------------------------------------------------------------------------------------------------------------------
 Operating expenses                  $  4,754         8%       $  4,405          25%     $  3,532           6%
----------------------------------------------------------------------------------------------------------------------
 Operating income                    $  1,590        (13%)     $  1,817          16%     $  1,563          13%
----------------------------------------------------------------------------------------------------------------------
 Income from continuing              $    831        (14%)     $    972          10%     $    886          13%
operations, excluding gain
on exchange of properties
----------------------------------------------------------------------------------------------------------------------
 After-tax gain on exchange                                                              $    33
of properties
----------------------------------------------------------------------------------------------------------------------
 Income from continuing               $   831        (14%)     $     972          6%     $    919          (5%)
operations, as reported
----------------------------------------------------------------------------------------------------------------------
 Earnings per share from
continuing operations,
excluding gain on exchange
of properties
      Basic                           $  3.14        (14%)     $    3.65         15%     $    3.18         15%
      Diluted                         $  3.12        (14%)     $    3.63         15%     $    3.15         15%
----------------------------------------------------------------------------------------------------------------------
 Earnings per share from
gain on exchange of
properties
      Basic                                                                              $    0.11
      Diluted                                                                            $    0.11
----------------------------------------------------------------------------------------------------------------------
 Earnings per share from
continuing operations, as
reported
      Basic                   $        3.14          (14%)     $    3.65         11%     $    3.29         (4%)
      Diluted                 $        3.12          (14%)     $    3.63         11%     $    3.26         (4%)
----------------------------------------------------------------------------------------------------------------------

        A discussion of operating results of the company's newspaper and broadcasting segments, along with other factors affecting net income follows. Operating cash flow amounts presented with business segment information represent operating income plus depreciation and amortization of intangible assets. Such cash flow amounts vary from net cash flow from operating activities presented in the audited Consolidated Statements of Cash Flows because cash payments for interest and taxes are not reflected therein, nor are the cash flow effects of non-operating items and discontinued operations.

Newspapers
In addition to its domestic local newspapers, the company's newspaper publishing operations include USA TODAY, USA WEEKEND, Newsquest (including Newscom operations acquired in 2000), which publishes daily and non-daily newspapers in the United Kingdom, and Gannett Offset commercial printing. The newspaper segment in 2001 contributed 90% of the company's revenues and 88% of its operating income.

        The reported financial results of the newspaper segment for 2001 were materially impacted by four principal factors. Reported revenues and operating income were favorably affected by the carryover effect of the three major acquisitions in mid-2000. The year 2001 reflects a full year of these operations compared to approximately half of 2000. Offsetting the added business from the 2000 acquisitions were pervasive advertising revenue declines, particularly in the classified category for nearly all domestic newspapers, and the 53rd week in 2000. Further, newsprint prices on a yearly average basis were up 10% in 2001.

        Newspaper operating results were as follows:

In millions of dollars
-----------------------------------------------------------------------------------------------------------------------
                            2001            Change         2000           Change          1999            Change
-----------------------------------------------------------------------------------------------------------------------
Revenues                  $  5,682            5%          $ 5,434           24%         $  4,367            10%
-----------------------------------------------------------------------------------------------------------------------
Expenses                  $  4,281            9%          $ 3,912           27%         $  3,075             7%
-----------------------------------------------------------------------------------------------------------------------
Operating income          $  1,401           (8%)         $ 1,522           18%         $  1,292            16%
-----------------------------------------------------------------------------------------------------------------------
Operating cash flow       $  1,770           (3%)         $ 1,825           22%         $  1,499            16%
-----------------------------------------------------------------------------------------------------------------------

        Newspaper operating revenues: Newspaper operating revenues are derived principally from advertising and circulation sales, which accounted for 73% and 22%, respectively, of total newspaper revenues in 2001. Ad revenues also include those derived from advertising placed with newspaper Internet products. Other newspaper publishing revenues are mainly from commercial printing businesses and also include earnings from the company's 50% owned joint operating agencies in Detroit and Tucson. The table below presents these components of reported revenues for the last three years.

Newspaper publishing revenues:

In millions of dollars
----------------------------------------------------------------------------------------------------------------------
                             2001         Change             2000              Change         1999         Change
----------------------------------------------------------------------------------------------------------------------
Advertising                $ 4,120           4%             $ 3,973              28%        $  3,115         12%
----------------------------------------------------------------------------------------------------------------------
Circulation                $ 1,233          10%             $ 1,121              15%        $    971          1%
----------------------------------------------------------------------------------------------------------------------
Commercial
printing and other         $   329          (3%)            $   340              21%        $    281          9%
----------------------------------------------------------------------------------------------------------------------
Total                      $ 5,682           5%             $ 5,434              24%        $  4,367         10%
----------------------------------------------------------------------------------------------------------------------

        The advertising and circulation revenue increases shown above reflect new business from the 2000 acquisitions, offset by overall ad revenue softness at most domestic newspapers in 2001.

        In the tables that follow, newspaper advertising linage, circulation volume statistics and related revenue results are presented on a pro forma basis. Pro forma basis means that these results are presented as if all properties owned at the end of 2001 were owned throughout the periods presented. The tables and related commentary also include the portion of revenue and linage data for the company's newspapers participating in joint operating agencies, consistent with prior years.

        For Newsquest, advertising and circulation revenues are fully reflected in the amounts below, as are daily paid circulation volumes. Advertising linage for Newsquest is not reflected, however.

Advertising revenues, in millions of dollars (pro forma)
-----------------------------------------------------------------------------------------------------------------
                                       2001        Change         2000          Change       1999         Change
-----------------------------------------------------------------------------------------------------------------
Local                                $ 1,249         (6%)       $ 1,322            2%      $ 1,297           1%
-----------------------------------------------------------------------------------------------------------------
National                             $   669        (15%)       $   788           10%      $   717          13%
-----------------------------------------------------------------------------------------------------------------
Classified                           $ 1,700         (9%)       $ 1,873            5%      $ 1,777           7%
-----------------------------------------------------------------------------------------------------------------
Total Run-of-Press                   $ 3,618         (9%)       $ 3,983            5%      $ 3,791           6%
-----------------------------------------------------------------------------------------------------------------
Preprint and other advertising       $   691         (2%)       $   703           12%      $   628           7%
-----------------------------------------------------------------------------------------------------------------
Total ad revenue                     $ 4,309         (8%)       $ 4,686            6%      $ 4,419           6%
-----------------------------------------------------------------------------------------------------------------

Advertising linage, in millions of inches, and preprint distribution (pro forma)
--------------------------------------------------------------------------------------------------------------------------------
                                                     2001        Change         2000         Change         1999         Change
--------------------------------------------------------------------------------------------------------------------------------
Local                                                39.5         (7%)          42.3          (1%)          42.7             -
--------------------------------------------------------------------------------------------------------------------------------
National                                              3.8        (15%)           4.5          9%             4.1            16%
--------------------------------------------------------------------------------------------------------------------------------
Classified                                           54.5         (4%)          56.6          6%            53.6             9%
--------------------------------------------------------------------------------------------------------------------------------
Total Run-of-Press                                   97.8         (5%)         103.4          3%           100.4             5%
--------------------------------------------------------------------------------------------------------------------------------
Preprint distribution (millions)                   10,401         (3%)        10,741          9%           9,839             4%
--------------------------------------------------------------------------------------------------------------------------------

        Reported newspaper advertising revenues for 2001 were $147 million greater than in 2000, a 4% increase, while pro forma revenues presented above reflect an 8% decline. Reported newspaper ad revenues in 2001 are higher principally because of the major acquisitions in mid-2000. Pro forma revenues declined in all categories, reflecting a soft and very uncertain general U.S. economy which was worsened by the attacks of Sept. 11. In addition, both reported and pro forma newspaper revenue comparisons are negatively impacted by the additional 53rd week in 2000 and an overall decline in the exchange rate for sterling. If the exchange rate had remained constant year-over-year, pro forma local, national and classified ad revenues would have decreased 4%, 14% and 8%, respectively.

        Pro forma local ad revenues were down 6% in 2001 with linage down 7% for the full year. Ad spending by some of the largest retailers continued to decline in 2001, reflecting closings and consolidations. These revenue declines were partially offset by revenue increases from some small- and medium-sized advertisers through expanded sales and marketing efforts.

        Pro forma national ad revenues and linage were down 15% in 2001. Most of the national revenue loss was at USA TODAY, which reported a 22% decrease in revenues and 24% decrease in linage. Advertising revenues at USA TODAY were adversely affected by the absence of year-earlier Olympics-related ad spending, lower demand by dot-com advertisers and significantly lower demand for travel-related advertising following the terrorist attacks.

        Pro forma classified revenues in 2001 decreased 9% on a 4% decrease in linage. Employment ad revenues fell 21% for the year as job market conditions in the U.S. continued to worsen. The company's U.K. properties experienced stronger classified results than in the U.S., particularly in help-wanted.

        Advertising and other revenue from Internet activities for the newspaper segment totaled approximately $69 million in 2001, $62 million in 2000 and $39 million in 1999. The company has Web sites at nearly all of its newspapers and other operating properties within the newspaper segment.

        The following table presents, for each fiscal year indicated, newspaper advertising revenues in millions, as reported.

92         $1773
93         $1847
94         $1982
95         $2078
96         $2281
97         $2480
98         $2773
99         $3115
00         $3973
01         $4120

        Looking to 2002, for our domestic newspapers, modest ad revenue and volume growth are anticipated in most categories depending on the health of the U.S. economy and the extent of further closings or consolidations within certain key industries, particularly retail. Changes in national economic levels, consumer confidence, and unemployment rates and the level of general economic growth will impact revenues at all of the company's newspapers. Modest price increases are generally planned at most properties, and the company will continue to expand and refine marketing and sales efforts. Modest ad revenue growth is anticipated in 2002 for our Newsquest properties, depending on the health of the United Kingdom's economy.

        Newspaper circulation revenues rose $112 million or 10% in 2001, due to incremental circulation revenues from the 2000 acquisitions. On a pro forma basis, circulation revenues decreased 2% in 2001.

        For local newspapers, morning circulation accounts for approximately 79% of total daily volume, while evening circulation accounts for 21%. On a pro forma basis, local morning circulation was flat with 2000 while evening and Sunday circulation volumes declined 2%. Selected circulation price increases were implemented in 2001 at certain newspapers.

        USA TODAY's average daily circulation for 2001 declined 1% to 2,255,348. USA TODAY reported an average daily paid circulation of 2,243,843 in the ABC Publisher's Statement for the six months ended Sept. 30, 2001, a 1% decrease over the comparable period a year ago.

        The following table presents, for each fiscal year indicated, newspaper circulation revenues in millions, as reported.

92         $763
93         $781
94         $789
95         $816
96         $873
97         $903
98         $958
99         $971
00        $1121
01        $1233

        The company expects modest circulation revenue growth at many of its newspaper properties in 2002 with circulation price increases planned at a few newspapers.

        Pro forma circulation volume for the company's local newspapers is summarized in the table below:

Average net paid circulation volume, in thousands (pro forma)
---------------------------------------------------------------------------------------------------------------------------------
                                                     2001        Change         2000          Change         1999          Change
---------------------------------------------------------------------------------------------------------------------------------
Local Newspapers
---------------------------------------------------------------------------------------------------------------------------------
                          Morning                    4,752          --          4,773          (1%)          4,799          (2%)
---------------------------------------------------------------------------------------------------------------------------------
                          Evening                    1,249         (2%)         1,275          (2%)          1,294          (2%)
---------------------------------------------------------------------------------------------------------------------------------
                          Total daily                6,001         (1%)         6,048          (1%)          6,093          (2%)
---------------------------------------------------------------------------------------------------------------------------------
                          Sunday                     7,045         (2%)         7,160          (1%)          7,260          (2%)
---------------------------------------------------------------------------------------------------------------------------------

        Reported newspaper advertising revenues for 2000 were $858 million greater than in 1999, a 28% increase, while pro forma revenues presented above reflect a 6% increase. The variance in these two comparisons relates principally to the full year effect of the Newsquest acquisition in 1999 and the Newscom, Thomson and Central acquisitions in 2000. Reported and pro forma newspaper revenue comparisons were positively impacted by the additional 53rd week in 2000.

        Pro forma local ad revenues in 2000 were up 2% with linage down 1%. Ad spending by some of the largest retailers declined in 2000, reflecting closings and consolidations. These revenue declines were partially offset by revenue increases from small- and medium-sized advertisers as a result of expanded sales and marketing efforts.

        Pro forma national ad revenues for 2000 rose 10% with linage up 9%, driven principally by USA TODAY, which reported a 12% gain in revenues on an 8% linage gain. National ad revenue growth was also strong in Phoenix and at several other larger daily newspaper properties.

        Pro forma classified revenues in 2000 rose 5% on a 6% linage gain. Employment ad revenue gains were the strongest, followed by real estate and automotive. The continued strong economy throughout most of the year and tight labor market in the U.S. and the U.K. were key factors in these revenue gains, along with added marketing and sales resources.

        Revenues from the company's U.K. operations were unfavorably impacted by the decline in the exchange rate for Sterling during 2000. If the exchange rate had remained constant year-over-year, pro forma local, national and classified ad revenues would have increased 2%, 11% and 6%, respectively.

        Newspaper circulation revenues rose $150 million or more than 15% in 2000, due to incremental circulation revenues from the 1999 and 2000 acquisitions. On a pro forma basis, circulation revenues increased 2% in 2000.

        For local newspapers, morning circulation accounts for approximately 79% of total daily volume, while evening circulation accounts for 21%. On a pro forma basis, local morning and Sunday circulation volumes declined 1%, while evening circulation declined 2%. Selected circulation price increases were implemented in 2000 at certain newspapers. Also during 2000, the Green Bay (Wis.) Press-Gazette converted from an evening to a morning publication.

        USA TODAY's average daily circulation for 2000 rose 0.4% to 2,284,024. USA TODAY reported an average daily paid circulation of 2,257,774 in the ABC Publisher's Statement for the six months ended Sept. 24, 2000, a 1% increase over the comparable period a year ago.

        Reported newspaper advertising revenues for 1999 were $342 million greater than in 1998, a 12% increase, while pro forma revenues presented above reflect a 6% increase. The variance in these two comparisons relates principally to the Newsquest properties acquired in July 1999.

        Pro forma local ad revenues and linage were up slightly for 1999. Ad spending by the larger retailers declined for the year, reflecting closings and consolidations, but this was mostly offset by greater revenue from expanded sales and marketing efforts directed toward small- and medium-sized advertisers.

        Pro forma national ad revenues and linage for 1999 rose 13% and 16%, respectively, driven principally by USA TODAY, which reported a 19% gain in revenues on a 14% linage gain. National ad revenue growth was also strong at USA WEEKEND and at several large daily newspaper properties.

        Pro forma classified revenue in 1999 rose 7% on a 9% linage gain. Employment ad revenue gains were the strongest, followed by automotive and then real estate. The continued strong economy and the tight labor market were key factors in these revenue gains, along with added marketing and sales resources.

        Newspaper circulation revenues rose $13 million or slightly more than 1% in 1999. Incremental circulation revenues from Newsquest offset declines in domestic circulation revenue. On a pro forma basis, circulation revenues remained even.

        Pro forma local morning circulation declined 2% in 1999, evening circulation declined 2% and Sunday circulation declined 2%. Circulation price increases were implemented in 1999 at certain newspapers. During 1999, the St. Cloud (Minn.) Times and The Daily Journal at Vineland, N.J., converted from evening to morning publications.

        USA TODAY's average daily circulation for 1999 rose 0.1% to 2,274,621. USA TODAY reported an average daily paid circulation of 2,235,808 in the ABC Publisher's Statement for the six months ended Sept. 26, 1999, a 1% increase over the comparable period in 1998.

Newspaper operating expense
Newspaper operating costs rose $369 million, or 9%, in 2001. The increase was primarily due to incremental costs from the 2000 acquisitions and higher newsprint prices, which were 10% higher on average over 2000. Cost control efforts at all newspaper properties continued as a very high management priority and employee reductions have been achieved at most properties. As a result, on a pro forma basis, overall operating costs decreased 4%. Newsprint expense decreased 2% in 2001, due to lower consumption partially offset by higher average newsprint prices. The consumption added from recent acquisitions was tempered by a large number of newspapers converting to the new 50-inch web width during 2001 and 2000 and an overall decline in advertising demand. Payroll costs for newspaper operations rose 8% in 2001, primarily due to the newly acquired properties.

        For 2002, newsprint consumption is expected to increase modestly. Consumption in 2002 will be tempered by the full year impact of web width reductions implemented in 2001 and planned web width reductions for 2002. For 2002, newsprint prices are expected to be significantly lower on average than in 2001. Employee count reductions will also benefit cost comparisons in 2002.

        Newspaper operating costs rose $837 million, or 27%, in 2000. The increase was primarily due to incremental costs from the 1999 and 2000 acquisitions. Newsprint expense for the year, including the effect of acquisitions, was 20% higher in 2000. Both consumption and average newsprint prices were higher by 17% and 3%, respectively. The increase in consumption was tempered by a large number of newspapers converting to the new 50-inch web width format. Generally, a conversion from a 54-inch web width to a 50-inch web width will result in a more than 7% savings in newsprint consumption. Payroll costs for newspaper operations rose 26% in 2000, primarily due to the newly acquired properties and the impact of the 53rd week in 2000.

        Newspaper operating expenses rose $197 million, or 7%, in 1999. The increase was caused principally by incremental costs from Newsquest properties acquired in July 1999. Newsprint expense for the year, including the effect of acquisitions, was 6% lower than in 1998. While consumption rose nearly 7% (due principally to Newsquest), average newsprint prices declined 12%.

        Payroll costs for newspaper operations rose 10% in 1999, in part because of the Newsquest acquisition but also because of staffing increases in marketing and ad sales and modest pay increases.

        Newspaper operating income: Operating profit decreased $121 million or 8%. The decrease in operating profits is due largely to declining advertising revenues and higher newsprint prices for U.S. newspapers during much of 2001. Most of the company's domestic newspapers reported lower results in 2001.

        Newsquest operating income improved but financial results were translated from British pounds to U.S. dollars using a weighted average rate of $1.44 for 2001, as compared to $1.50 in 2000, which mitigated some of the earnings growth in the U.K.

        For 2002, newspaper operating profits are expected to show modest growth, reflecting revenue gains, the benefit of further web width reductions and lower newsprint prices, and growth in savings from ongoing cost control efforts, including employee count reductions.

        The company's newspapers produced record earnings in 2000. Operating profit rose $231 million or 18%. The increases were due largely to contributions from the Newsquest,

Newscom, Thomson and Central acquisitions. However, many other U.S. local newspapers reported earnings gains as well.

        Newsquest financial results were translated from British pounds to U.S. dollars using a weighted average rate of $1.50 for 2000, as compared to $1.62 in 1999, which mitigated some of the strong earnings growth.

        Newspaper operating profit rose $182 million or 16% in 1999. The Newsquest properties acquired in July 1999 contributed to the profit gain. Earnings were strong at Detroit, the company's New Jersey Group and at USA WEEKEND. Most of the company's local U.S. newspapers reported earnings gains as did USA TODAY. Newsquest financial results were translated from British pounds to U.S. dollars using a weighted average rate of $1.62 for the period it was owned in 1999.

Broadcasting
The company's broadcasting operations at the end of 2001 included 22 television stations in markets reaching 17.7 percent of U.S. television homes.

        Over the last three years, reported broadcasting revenues, expenses, operating income and operating cash flows were as follows:

In millions of dollars
------------------------------------------------------------------------------------------------------
                           2001         Change        2000         Change         1999         Change
------------------------------------------------------------------------------------------------------
Revenues                   $663         (16%)         $789            8%          $729           1%
------------------------------------------------------------------------------------------------------
Expenses                   $413          (4%)         $429           10%          $391           4%
------------------------------------------------------------------------------------------------------
Operating income           $250         (31%)         $360            7%          $338           (2%)
------------------------------------------------------------------------------------------------------
Operating cash flow        $317         (25%)         $425            6%          $400           (1%)
------------------------------------------------------------------------------------------------------

        Total broadcast revenues declined $126 million or 16% for 2001. The revenue decline reflects a generally soft broadcasting advertising environment and challenging comparisons with 2000, which benefited from Olympic and strong political ad spending and an additional week. The third quarter of 2001 was also affected by several days of commercial-free coverage in the wake of the Sept. 11 attacks. The negative effects of Sept. 11 on advertising demand continued throughout the fourth quarter of 2001. Local and national advertising revenues decreased 10% and 25%, respectively, from 2000.

        Reported operating expenses were down by 4% due to stringent cost controls. Headcount reductions have been made at most properties. Payroll expense decreased 3% in 2001.

        For 2002, television revenues and earnings are expected to improve with impetus from the Winter Olympics on our NBC stations and political advertising.

        Total broadcast revenues rose $60 million or 8% for 2000. Revenues were bolstered by strong political and issue advertising, revenues from the Summer Olympics in Australia on our NBC stations and the impact of the 53rd week. Local and national advertising revenues increased 2% and 19%, respectively, over 1999. Political and issue advertising in key states contributed to the increase in national revenues.

        Reported operating expenses for broadcast were up 10% in 2000 due to the WJXX-TV acquisition and the full year impact of the 1999 Austin/Sacramento station exchange. On a pro forma basis, operating costs were up 7%. Pro forma payroll was up 6%.

        Total broadcast reported revenues rose $7 million or 1% for 1999. However, on a pro forma basis, giving effect to the Austin/Sacramento station exchange, total station revenues were down 1% for the year. Pro forma local revenues rose 5% for the year, while national revenues were down 7%. The decline in national ad revenue in comparison with 1998 reflects in part revenue gains in 1998 on CBS stations for the Winter Olympics, on NBC affiliates for the Super Bowl and the Seinfeld program, and from political and issue advertising.

        Reported operating expenses for broadcast were up 4% in 1999, reflecting the impact of the Austin/Sacramento station exchange. On a pro forma basis, operating costs were down slightly. Pro forma payroll was up 1%.

The following table presents, for each fiscal year indicated, broadcasting revenues in millions, as reported.

92         $371
93         $397
94         $407
95         $466
96         $687
97         $704
98         $721
99         $729
00         $789
01         $663

Consolidated operating expenses
Over the last three years, the company's consolidated operating expenses were as follows:

Consolidated operating expenses, in millions of dollars
------------------------------------------------------------------------------------------------------------------------
                                            2001          Change        2000           Change        1999         Change
------------------------------------------------------------------------------------------------------------------------
Cost of sales                              $3,320            9%        $3,057            24%        $2,460           4%
------------------------------------------------------------------------------------------------------------------------
Selling, general and admin. expenses       $  990            2%        $  972            23%        $  792          12%
------------------------------------------------------------------------------------------------------------------------
Depreciation                               $  202            4%        $  195            15%        $  169           3%
------------------------------------------------------------------------------------------------------------------------
Amortization of intangible assets          $  241           34%        $  180            63%        $  111          23%
------------------------------------------------------------------------------------------------------------------------

        Cost of sales for 2001 increased $263 million or 9%, reflecting the full-year effect of the Newscom, Thomson and Central acquisitions, and higher average newsprint prices which were up 10%. These cost increases were tempered by stringent cost controls and the absence of a 53rd week in 2001.

        SG&A increased $18 million or 2%, due primarily to the acquisitions completed in 2000.

        Depreciation expense increased 4% and amortization of intangibles increased 34%, primarily due to the businesses acquired in 2000.

        For 2002, the company expects substantial savings from lower average newsprint costs and from cost control measures taken to date, including employee reductions at most properties. Medical benefit costs will be higher in 2002, due to inflation.

        During 2001, the company's retirement plan assets declined in market value, as did the principal equity and other investment markets in the U.S. and overseas. As a result of this investment performance and the use of a lower discount rate to value plan liabilities at the end of 2001, total retirement plan obligations grew to exceed plan assets. To reduce this under-funding, the company made a $300 million tax-deductible contribution to the plan in December 2001, and may consider making additional contributions in 2002.

        For 2002, the company's pension expense will increase by more than $50 million, which reflects the impact of unfavorable investment return in 2001 and the lower discount rate at the end of 2001, partially offset by the favorable impact of the 2001 contribution to the plan. For further information regarding the company's retirement plan, see Note 5 to the Financial Statements, beginning on page 38 of this report.

        As further discussed on page 24 of this report, amortization of goodwill will cease upon the company's adoption of the Statement of Financial Accounting Standards No. 142 (SFAS No. 142) "Goodwill and Other Intangible Assets" in the first quarter of 2002. At that time, amortization expense will decline to approximately $7.3 million annually, covering certain identified newspaper intangible assets.

        Cost of sales for 2000 was up $598 million or 24%, reflecting the full-year effect of the 1999 Newsquest acquisition, increased costs from the Newscom, Thomson and Central acquisitions and the impact of an extra week in 2000 over 1999. Newsprint expense increased 20% due primarily to a 17% increase in consumption, principally from acquisitions. Average newsprint prices increased 3% compared to 1999.

        SG&A was up 23% for the year also due primarily to the new businesses acquired in 1999 and 2000 and the extra week in 2000.

        Depreciation expense increased 15% during 2000 as a result of the Newsquest, Newscom, Thomson and Central acquisitions. Likewise, amortization of intangibles rose $70 million or 63% due to the 1999 and 2000 acquisitions.

        Cost of sales for 1999 was up $95 million or 4%, reflecting increased costs from businesses acquired in 1998 and 1999, particularly Newsquest. Newsprint expense decreased 6% despite a 7% increase in consumption (including acquisitions). Average newsprint prices dropped 12% as compared to 1998.

        SG&A was up 12% for 1999 due primarily to the Newsquest acquisition and generally higher newspaper advertising expenses.

        Depreciation expense for 1999 increased 3% as a result of the Newsquest acquisition. Amortization of intangibles rose $21 million or 23% due to 1998 and 1999 acquisitions, principally Newsquest.

        Payroll and newsprint costs (along with certain other production material costs), the largest elements of the company's operating expenses, are presented below, expressed as a percentage of total pre-tax operating expenses.

-------------------------------------------------------------------------------------
                                                   2001          2000          1999
-------------------------------------------------------------------------------------
Payroll and employee benefits                      43.4%         44.0%         45.0%
-------------------------------------------------------------------------------------
Newsprint and other production material            19.4%         18.2%         19.2%
-------------------------------------------------------------------------------------

Non-operating income and expense
For the full year, interest expense rose $3 million to approximately $222 million. Most of the company's debt is in commercial paper for which the daily average outstanding balance was

$5.2 billion during 2001 and $3.1 billion during 2000. The weighted average interest rate was 4.1% for 2001 and 6.5% for 2000. The decrease in the average interest rates almost entirely offset the increase in interest expense as a result of the full-year impact of increased commercial paper borrowings to fund the Newscom acquisition in June 2000, the Thomson and Central acquisitions in the third quarter of 2000 and share repurchases made in 2000.

        The company reduced its commercial paper balance by $528 million during 2001. Because of that and lower interest rates, interest expense comparisons turned positive in the third quarter of 2001. In the fourth quarter, interest expense was below that of 2000 by $69 million or 69%, in part due to the additional week in 2000. If the current interest rate environment prevails, and in the absence of major acquisitions or stock repurchases, interest expense will decline significantly in 2002.

        Interest income declined to approximately $4.7 million, a more normal level for the company, compared to 2000 when substantially greater interest was earned on the proceeds of the sale of the cable business in the first half of the year.

        Interest expense in 2000 increased $125 million due to significant commercial paper borrowings to fund the 1999 Newsquest acquisition, the Newscom acquisition in June 2000, the Thomson and Central acquisitions in the third quarter of 2000, and share repurchases. Higher interest rates in 2000, particularly in the second half of the year, also contributed to the increase. The increase, however, was tempered by the pay down of commercial paper borrowings from the net proceeds on the sale of the cable business in the first quarter of 2000 and from operating cash flows. Interest income in 2000 increased $21 million over 1999 due primarily to interest earned on marketable securities from cable sale proceeds in the first half of the year. Non-operating expense in 2000 includes costs associated with minority investments in Internet businesses.

        Interest expense for 1999 increased $15 million or 19%, reflecting significantly increased commercial paper borrowings in the second half of 1999 to finance the Newsquest acquisition.

        The company's financing activities are discussed further in the financial position section of this report.

        In all years shown, non-operating income and expense includes charges for the write-down of certain minority interest investments in online/new technology businesses as well as gains from the sale of certain properties.

        Other non-operating income for 1999 includes the second quarter net non-operating gain of $55 million principally from the exchange of television stations discussed on page 6 of this report.

Provision for income taxes
The company's effective income tax rate for continuing operations was 39.4% in 2001, 39.6% in 2000, and 39.8% in 1999. The decrease in the effective tax rate each year reflects lower state taxes and lower taxes on foreign operations. Due to the adoption of SFAS No. 142 (see discussion on page 24), the company expects its effective rate to be slightly below 35% in 2002.

Income from continuing operations
In 2001, the company reported income from continuing operations of $831 million or $3.12 per diluted share. Operating income from both business segments was lower in 2001 and net non-operating costs were higher, principally because of greater interest expense.

        In 2000, the company reported income from continuing operations of $972 million or $3.63 per diluted share, both record highs, up 10% and 15%, respectively, from record results in 1999 (excluding the 1999 net non-operating gain principally from the television station exchange transaction discussed on page 6). The company's operating income was $1.817 billion for the year, an increase of $254 million or 16%. Each of the company's segments reported higher earnings for the year, with interest expense up $125 million over 1999 as previously discussed.

        In 1999, the company reported income from continuing operations of $919 million or $3.26 per diluted share. However, this reflects the net non-operating gain principally from the television station exchange transaction discussed on page 6. This net gain totaled $55 million pre-tax ($33 million after tax or $.11 per diluted share).

        For purposes of evaluating the company's earnings progress from ongoing operations, the earnings summary below excludes the effect of the non-operating gain in 1999 and discontinued cable operations.

In millions of dollars, except per share amounts. Earnings summary excluding 1999 net non-operating gain:

-----------------------------------------------------------------------------------------------------------------
                                           2001       Change      2000         Change        1999         Change
-----------------------------------------------------------------------------------------------------------------
Operating income                         $ 1,590       (12%)    $ 1,817           16%      $ 1,563          13%
-----------------------------------------------------------------------------------------------------------------
Non-operating expense
-----------------------------------------------------------------------------------------------------------------
Interest expense                            (222)        1%        (219)         132%          (95)         19%
-----------------------------------------------------------------------------------------------------------------
Other                                          3       (76%)         11          159%            4          --
-----------------------------------------------------------------------------------------------------------------
Total                                       (219)        5%        (208)         130%          (91)         12%
-----------------------------------------------------------------------------------------------------------------
Income before income taxes                 1,371       (15%)      1,609            9%        1,472          13%
-----------------------------------------------------------------------------------------------------------------
Provision for income taxes                   540       (15%)        637            9%          586          12%
-----------------------------------------------------------------------------------------------------------------
Income from continuing operations        $   831       (14%)    $   972           10%      $   886          13%
-----------------------------------------------------------------------------------------------------------------
Earnings per share from continuing
operations - diluted                     $  3.12       (14%)    $  3.63           15%      $  3.15          15%
-----------------------------------------------------------------------------------------------------------------

        Excluding non-recurring items, the company's reported earnings from continuing operations in 1999 were $886 million, a 13% increase, with diluted earnings per share at $3.15, up 15%; operating income reached $1.563 billion, an increase of $177 million or 13%. The strong, record showing in operating income and after-tax results for 1999 came from newspapers. Broadcast earnings were down 2%. Interest expense was 19% higher.

        The following table presents, for each fiscal year indicated, income from continuing operations in millions, as reported.

92         $341*
93         $389
94         $455
95         $457
96         $503+
97         $681
98         $782+
99         $886+
00         $972
01         $831

+ Before net non-recurring gains from sale/exchange of businesses
* Before effect of accounting principle changes

Discontinued operations
As part of the Multimedia purchase in 1995, the company acquired cable television operations. On Jan. 31, 2000, the company completed the sale of its cable division for $2.7 billion. Upon closing, an after-tax gain of approximately $745 million or $2.77 per diluted share was recognized, which, along with the cable segment operating results, are reported as discontinued operations in the company's financial statements.

        After-tax earnings from the cable business for the period it was owned, up to the date of sale, are also reported as income from discontinued operations and amounted to $2.4 million or $.01 per diluted share in 2000 and $38.5 million or $.14 per diluted share in 1999.

Net income
The company reported net income of $831 million or $3.12 per diluted share in 2001.

        Average diluted shares outstanding for 2001 totaled 266,833,000, compared to 268,118,000 in 2000. Basic shares totaled 264,821,000 for 2001 and 266,426,000 for 2000.

        The company's return on shareholders' equity, before non-recurring gains and accounting principle changes, is presented in the table below (in percentages), based on earnings from continuing operations.

92         21.9
93         22.3
94         24.4
95         23.0
96         19.8
97         21.3
98         21.0
99         20.6
00         20.0
01         15.3

        The percentage return on equity for 2001, 2000 and 1999 has declined from the prior years because non-recurring gains from the sale/exchange of businesses are included in shareholders' equity, but are excluded from the amount of earnings from continuing operations used in the calculation. The return on equity in 2001 is lower than in 2000 due to lower earnings and higher equity. The Consolidated Statements of Changes in Shareholders' Equity appears on page 29.

FINANCIAL POSITION

Liquidity and capital resources
The principal changes in the company's financial position for 2001 include the net pay down of debt by $668 million using operating cash flow. Changes in property, plant and equipment in 2001 reflect capital spending of $325 million, which includes costs associated with the new USA TODAY and Corporate headquarters facility, completed in the fourth quarter of 2001. The increase in other assets reflects a $300 million tax deductible contribution to the Gannett Retirement Plan in late 2001. The company also paid $186 million for several small acquisitions and additional share purchases of WKYC-TV.

        The company's current income tax liability is $179 million greater at the end of 2001 than at the end of 2000. Under the Economic Growth and Tax Relief Reconciliation Act of 2001, the company's estimated federal income tax payment normally due on Sept. 15 was deferred until Oct. 1, 2001. However, subsequent to the attacks of Sept. 11, Internal Revenue Service Rule 2001-61 was issued, which permitted a further deferral of the company's third quarter estimated tax payment and its fourth quarter estimated tax payment until Jan. 15, 2002.

        The company's foreign currency translation adjustment, related to Newsquest (including the newly acquired Newscom properties in June 2000) and reported as part of shareholders' equity, totaled $104.9 million net of tax, at Dec. 30, 2001. This reflects the weakening of the pound against the U.S. dollar since the Newsquest and Newscom acquisition dates. Newsquest's assets and liabilities were translated from British pounds to U.S. dollars at the Dec. 30, 2001, exchange rate of $1.45.

        The company's consolidated operating cash flow (defined as operating income plus depreciation and amortization of intangible assets) totaled $2.034 billion in 2001 compared to $2.193 billion in 2000 and $1.843 billion in 1999. The 7% decrease in operating cash flow reflects the decrease in advertising revenues and earnings for newspapers and television. The table below presents operating cash flow as a percent of revenue over the last 10 years.

92         25.5
93         27.6
94         29.0
95         28.7
96         30.9
97         34.7
98         34.8
99         36.2
00         35.2
01         32.1

        The increase in the income tax liability account, as discussed above, results in a significant decrease in working capital. Working capital was $50.5 million at the end of 2001, compared with working capital of $128.3 million at the end of 2000. Certain key measurements of the elements of working capital for the last three years are presented in the following chart:

Working capital measurements
-----------------------------------------------------------------------------------------
                                                    2001          2000         1999
-----------------------------------------------------------------------------------------
Current ratio                                     1.0-to-1      1.1-to-1     1.2-to-1
-----------------------------------------------------------------------------------------
Accounts receivable turnover                        7.6           7.4           7.0
-----------------------------------------------------------------------------------------
Newsprint inventory turnover                        6.8           7.3           7.3
-----------------------------------------------------------------------------------------

        The company's operations have historically generated strong positive cash flow, which, along with the company's program of issuing commercial paper and maintaining bank revolving credit agreements, has provided adequate liquidity to meet the company's requirements, including those for acquisitions.

        The company regularly issues commercial paper for cash requirements and maintains revolving credit agreements equal to or in excess of any commercial paper outstanding. The company's commercial paper has been rated A-1 and P-1 by Standard & Poor's and Moody's Investors Service, respectively. The company's senior unsecured long-term debt is rated A by Standard & Poor's and A2 by Moody's Investors Service. The company has a shelf registration statement with the Securities and Exchange Commission under which up to $1.5 billion of additional debt securities may be issued. The company's Board of Directors has established a maximum aggregate level of $7 billion for amounts which may be raised through borrowings or the issuance of equity securities.

Long-term debt
The long-term debt of the company is summarized below.

In thousands of dollars
---------------------------------------------------------------------------------
                                               Dec. 30, 2001      Dec. 31, 2000
---------------------------------------------------------------------------------
Unsecured promissory notes                      $ 4,932,813        $ 5,461,205
---------------------------------------------------------------------------------
Other indebtedness                                  147,212            286,651
---------------------------------------------------------------------------------
Total long-term debt                            $ 5,080,025        $ 5,747,856
---------------------------------------------------------------------------------

        The unsecured promissory notes at Dec. 30, 2001, were due from Jan. 3, 2002, to Feb. 1, 2002, with rates varying from 1.75% to 2.00%.

        The unsecured promissory notes at Dec. 31, 2000, were due from Jan. 4, 2001, to March 23, 2001, with rates varying from 6.4% to 6.63%.

        At Dec. 30, 2001, the unsecured promissory notes were supported by the $6.06 billion revolving credit agreements discussed below and, therefore, are classified as long-term debt.

        The maximum amount of such promissory notes outstanding at the end of any period during 2001 and 2000 was $5.4 billion and $5.7 billion, respectively. The daily average outstanding balance was $5.2 billion during 2001 and $3.1 billion during 2000. The weighted average interest rate was 4.1% for 2001 and 6.5% for 2000.

        Other indebtedness includes the loan notes issued by the company in the U.K. to the former shareholders of Newsquest, Newscom and Dimbleby in connection with their acquisitions as more fully discussed in Note 2 to the Financial Statements. The Newsquest and Newscom notes ($21.8 million and $90.1 million, respectively) bear interest at .5% below the London Interbank Offered Rate (LIBOR), subject to a cap of 6.5% and 6.75%, respectively. The Dimbleby notes ($18.3 million) bear interest at the LIBOR rate minus 1%. Interest is payable semi-annually on all notes. The Newsquest and Newscom notes are due on Dec. 31, 2006, and Dec. 31, 2007, respectively, but may be redeemed by the company on each interest payment date. The Newsquest and Newscom noteholders are entitled to require the company to repay all or part of the notes on any interest payment date by giving 30 days' written notice. The Dimbleby notes may be redeemed by the company, in whole or in part, at any time after June 30, 2003. The Dimbleby noteholders are entitled to require the company to repay all or part of the principal amount of the notes by giving the company 30 days' written notice any time after six months of issue of the notes. Should a noteholder exercise that right, it is the company's intention to exchange the notes for cash. The remaining other indebtedness at Dec. 30, 2001, consists primarily of industrial revenue bonds with maturities in 2008 and 2009 at variable interest rates (1.9% at Dec. 30, 2001).

        At Dec. 30, 2001, the company had $6.06 billion of credit available under two revolving credit agreements. The agreements provide for revolving credit periods which permit borrowings from time to time to the maximum commitments. The 1998 $3.0 billion agreement revolving credit period extends to July 1, 2003. The 2000 $3.06 billion agreement consists of a $1.53 billion 364-day facility which extends to July 2002 and a $1.53 billion 5-year facility which extends to July 2005. At the end of the 364-day period, any borrowings outstanding under the 364-day credit facility are convertible into a 2-year term loan at Gannett's option.

        The commitment fee rate for the 1998 revolving credit agreement may range from .07% to .175%, depending on Standard & Poor's or Moody's credit rating of the company's senior unsecured long-term debt. The rate in effect on Dec. 30, 2001, was .09%. At the option of the company, the interest rate on borrowings under this agreement may be at the prime rate, at rates ranging from .13% to .35% above the LIBOR or at rates ranging from .255% to .50% above a certificate of deposit-based rate. The prime rate was 4.75% at the end of 2001 and 9.5% at the end of 2000. The percentages that apply depend on Standard & Poor's or Moody's credit rating of the company's senior unsecured long-term debt.

        The commitment fee rates for the 2000 revolving credit agreement may range from .05% to .09%, depending on Standard & Poor's or Moody's credit rating of the company's senior unsecured long-term debt. The rates in effect on Dec. 30, 2001, were .05% for the 364-day facility and .07% for the 5-year facility. At the option of the company, the interest rate on borrowings under this agreement may be at .13% to .24% above the prime rate, the Eurodollar base rate or the Federal Funds Effective Rate plus .50%. The percentages that apply depend on Standard & Poor's or Moody's credit rating of the company's senior unsecured long-term debt.

        The revolving credit agreements contain a restrictive provision that requires the maintenance of net worth of at least $2.5 billion. At Dec. 30, 2001, and Dec. 31, 2000, net worth was $5.7 billion and $5.1 billion, respectively.

        Approximate annual maturities of long-term debt, assuming that the company had used the $6.06 billion revolving credit agreements as of the balance sheet date to refinance existing unsecured promissory notes on a long-term basis and assuming the company's other indebtedness was paid on its scheduled pay dates, are as follows:

In thousands of dollars
-------------------------------------------------
2002                                          --
-------------------------------------------------
2003                                 $ 3,018,416
-------------------------------------------------
2004                                     402,813
-------------------------------------------------
2005                                   1,530,000
-------------------------------------------------
2006                                      21,838
-------------------------------------------------
Later years                              106,958
-------------------------------------------------
Total                                $ 5,080,025
-------------------------------------------------

        The company has a capital expenditure program (not including business acquisitions) of approximately $300 million planned for 2002, including approximately $35 million for land and buildings or renovation of existing facilities, $243 million for machinery and equipment, and $22 million for vehicles and other assets. Management reviews the capital expenditure program periodically and modifies it as required to meet current business needs. It is expected that the 2002 capital program will be funded from operating cash flow.

        The company has a 13.5% general partnership interest in Ponderay Newsprint Company. The company, on a several basis, is a guarantor of 13.5% of the principal and interest on a term loan that totals $125 million held by Ponderay.

Capital stock
In 2000, the company announced authorizations to repurchase up to $1 billion of its common stock and during 2000, the company repurchased approximately 14.7 million shares of common stock at a cost of $967 million. In 1999, the company purchased approximately 2.4 million shares of its common stock at a cost of $163 million. The company currently has no plans to repurchase additional shares. Certain of the shares previously acquired by the company have been reissued in settlement of employee stock awards.

        An employee 401(k) Savings Plan was established in 1990, which includes a company matching contribution in the form of Gannett stock. To fund the company's matching contribution, an Employee Stock Ownership Plan (ESOP) was formed which acquired 2,500,000 shares of Gannett stock from the company for $50 million. The stock purchase was financed with a loan from the company.

        The company's common stock outstanding at Dec. 30, 2001, totaled 265,797,212 shares, compared with 264,271,861 shares at Dec. 31, 2000.

Dividends
Dividends declared on common stock amounted to $238 million in 2001, compared with $228 million in 2000, reflecting an increase in the dividend rate partially offset by a decrease in shares outstanding in 2001.

        The following table presents, for each fiscal year indicated, dividends declared per share.

92         $.63
93         $.65
94         $.67
95         $.69
96         $.71
97         $.74
98         $.78
99         $.82
00         $.86
01         $.90

        In October 2001, the quarterly dividend was increased from $.22 to $.23 per share, as indicated in the table below.

---------------------------------------------------------------------
Cash dividends                        Payment date          Per share
---------------------------------------------------------------------
2001            4th Quarter           Jan. 2, 2002            $.23
---------------------------------------------------------------------
                3rd Quarter           Oct. 1, 2001            $.23
---------------------------------------------------------------------
                2nd Quarter           July 2, 2001            $.22
---------------------------------------------------------------------
                1st Quarter           April 2, 2001           $.22
---------------------------------------------------------------------
2000            4th Quarter           Jan. 2, 2001            $.22
---------------------------------------------------------------------
                3rd Quarter           Oct. 2, 2000            $.22
---------------------------------------------------------------------
                2nd Quarter           July 3, 2000            $.21
---------------------------------------------------------------------
                1st Quarter           April 3, 2000           $.21
---------------------------------------------------------------------

Effects of inflation and changing prices and other matters
The company's results of operations and financial condition have not been significantly affected by inflation and changing prices. In both of its principal businesses, subject to normal competitive conditions, the company generally has been able to pass along rising costs through increased selling prices. Further, the effects of inflation and changing prices on the company's property, plant and equipment and related depreciation expense have been reduced as a result of an ongoing capital expenditure program and the availability of replacement assets with improved technology and efficiency.

        The company is exposed to foreign exchange rate risk primarily due to its ownership of Newsquest, which uses the British pound as its functional currency which is then translated into U.S. dollars.

        Effective Jan. 1, 2001, the company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The adoption of this standard did not have any effect on the company's results of operations or financial position. At Dec. 30, 2001, the company is not a party to any derivative contracts.

        On July 1, 2001, the company adopted Statement of Financial Accounting Standards No. 141 (SFAS No. 141), "Business Combinations." In accordance with SFAS No. 141, the company ceased amortizing goodwill for acquisitions after July 1, 2001.

        In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 142 (SFAS No. 142), "Goodwill and Other Intangible Assets." SFAS No. 142 addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that goodwill and intangible assets which have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. The company adopted SFAS No. 142 effective Dec. 31, 2001, the first day of its fiscal year 2002. Upon adoption, the company ceased amortizing goodwill. Based on the current levels of goodwill, this will increase net income by approximately $216 million annually ($.80 per share based on average diluted shares outstanding in 2001) beginning in 2002.

        The following table summarizes, on an unaudited, pro forma basis, the results of operations of the company as though SFAS No. 142 was effective on the first day of fiscal year 1999:

In millions, except per share amounts (pro forma and unaudited)

------------------------------------------------------------------------------
Fiscal year                                  2001         2000          1999
------------------------------------------------------------------------------
Net income*                                 $1,047       $1,879        $1,068
------------------------------------------------------------------------------
Income per share* - Basic                   $ 3.95       $ 4.25         $3.69
------------------------------------------------------------------------------
Income per share* - Diluted                 $ 3.92       $ 4.22         $3.65
------------------------------------------------------------------------------

* from continuing operations

        In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The company does not believe that the adoption of the statement will have a material impact on its financial position or results of operations.

Certain factors affecting forward-looking statements
Certain statements in this report contain forward-looking information. The words "expect," "intend," "believe," "anticipate," "likely," "will" and similar expressions generally identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties which could cause actual results and events to differ materially from those anticipated in the forward-looking statements.

        Potential risks and uncertainties which could adversely affect the company's ability to obtain these results include, without limitation, the following factors: (a) increased consolidation among major retailers or other events which may adversely affect business operations of major customers and depress the level of local and national advertising; (b) an economic downturn in some or all of the company's principal newspaper or television markets leading to decreased circulation or local, national or classified advertising; (c) a decline in general newspaper readership patterns as a result of competitive alternative media or other factors; (d) an increase in newsprint or syndication programming costs over the levels anticipated; (e) labor disputes which may cause revenue declines or increased labor costs; (f) acquisitions of new businesses or dispositions of existing businesses; (g) a decline in viewership of major networks and local news programming; (h) rapid technological changes and frequent new product introductions prevalent in electronic publishing; (i) an increase in interest rates; (j) a weakening in the British pound to U.S. dollar exchange rate; and (k) general economic, political and business conditions.

CONSOLIDATED BALANCE SHEETS

In thousands of dollars
----------------------------------------------------------------------------------------------------------------------------------
Assets                                                                                          Dec. 30, 2001        Dec. 31, 2000
----------------------------------------------------------------------------------------------------------------------------------
Current assets
----------------------------------------------------------------------------------------------------------------------------------
Cash                                                                                             $    73,905          $    69,954
----------------------------------------------------------------------------------------------------------------------------------
Marketable securities, at cost, which approximates market                                             66,724              123,242
----------------------------------------------------------------------------------------------------------------------------------
Trade receivables (less allowance for doubtful receivables
of $39,138 and $37,465, respectively)                                                                805,746              875,363
----------------------------------------------------------------------------------------------------------------------------------
Other receivables                                                                                     65,923               56,469
----------------------------------------------------------------------------------------------------------------------------------
Inventories                                                                                          104,848              128,321
----------------------------------------------------------------------------------------------------------------------------------
Prepaid expenses                                                                                      61,052               48,987
----------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                               1,178,198            1,302,336
----------------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment
----------------------------------------------------------------------------------------------------------------------------------
Land                                                                                                 237,485              216,049
----------------------------------------------------------------------------------------------------------------------------------
Buildings and improvements                                                                         1,243,363            1,101,696
----------------------------------------------------------------------------------------------------------------------------------
Machinery, equipment and fixtures                                                                  2,609,706            2,525,182
----------------------------------------------------------------------------------------------------------------------------------
Construction in progress                                                                             116,520              292,274
----------------------------------------------------------------------------------------------------------------------------------
Total                                                                                              4,207,074            4,135,201
----------------------------------------------------------------------------------------------------------------------------------
Less accumulated depreciation                                                                    (1,741,604)          (1,673,802)
----------------------------------------------------------------------------------------------------------------------------------
Net property, plant and equipment                                                                  2,465,470            2,461,399
----------------------------------------------------------------------------------------------------------------------------------
Intangible and other assets
----------------------------------------------------------------------------------------------------------------------------------
Intangible assets and excess of acquisition cost over the value of assets acquired
(less accumulated amortization of $1,183,722 and $947,855, respectively)                           8,684,359            8,740,804
----------------------------------------------------------------------------------------------------------------------------------
Investments and other assets                                                                         768,074              475,872
----------------------------------------------------------------------------------------------------------------------------------
Total intangible and other assets                                                                  9,452,433            9,216,676
----------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                    $ 13,096,101         $ 12,980,411
----------------------------------------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED BALANCE SHEETS

In thousands of dollars
----------------------------------------------------------------------------------------------------------------
Liabilities and shareholders' equity                                          Dec. 30, 2001        Dec. 31, 2000
----------------------------------------------------------------------------------------------------------------
Current liabilities
----------------------------------------------------------------------------------------------------------------
Accounts payable
----------------------------------------------------------------------------------------------------------------
    Trade                                                                      $  320,280            $  455,390
----------------------------------------------------------------------------------------------------------------
    Other                                                                          34,342                37,853
----------------------------------------------------------------------------------------------------------------
Accrued liabilities
----------------------------------------------------------------------------------------------------------------
    Compensation                                                                  120,015               144,535
----------------------------------------------------------------------------------------------------------------
    Interest                                                                        2,178                 4,051
----------------------------------------------------------------------------------------------------------------
    Other                                                                         112,900               177,318
----------------------------------------------------------------------------------------------------------------
Dividend payable                                                                   60,947                58,118
----------------------------------------------------------------------------------------------------------------
Income taxes                                                                      323,481               144,599
----------------------------------------------------------------------------------------------------------------
Deferred income                                                                   153,594               152,137
----------------------------------------------------------------------------------------------------------------
Total current liabilities                                                       1,127,737             1,174,001
----------------------------------------------------------------------------------------------------------------
Deferred income taxes                                                             503,397               274,829
----------------------------------------------------------------------------------------------------------------
Long-term debt                                                                  5,080,025             5,747,856
----------------------------------------------------------------------------------------------------------------
Post-retirement medical and life insurance liabilities                            409,052               403,528
----------------------------------------------------------------------------------------------------------------
Other long-term liabilities                                                       239,968               276,787
----------------------------------------------------------------------------------------------------------------
Total liabilities                                                               7,360,179             7,877,001
----------------------------------------------------------------------------------------------------------------
Shareholders' equity
----------------------------------------------------------------------------------------------------------------
Preferred stock, par value $1: Authorized, 2,000,000 shares:
Issued, none
----------------------------------------------------------------------------------------------------------------
Common stock, par value $1: Authorized, 800,000,000 shares:
Issued, 324,420,732 shares, as to both years                                      324,421               324,421
----------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                                        210,256               170,715
----------------------------------------------------------------------------------------------------------------
Retained earnings                                                               7,589,069             6,995,965
----------------------------------------------------------------------------------------------------------------
Accumulated other comprehensive loss                                            (103,287)              (66,274)
----------------------------------------------------------------------------------------------------------------
                                                                                8,020,459             7,424,827
----------------------------------------------------------------------------------------------------------------
Less Treasury stock, 58,623,520 shares and 60,148,871 shares,
respectively, at cost                                                         (2,275,737)           (2,307,793)
----------------------------------------------------------------------------------------------------------------
Deferred compensation related to ESOP                                             (8,800)              (13,624)
----------------------------------------------------------------------------------------------------------------
Total shareholders' equity                                                      5,735,922             5,103,410
----------------------------------------------------------------------------------------------------------------
Commitments and contingent liabilities
----------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                                   $ 13,096,101          $ 12,980,411
----------------------------------------------------------------------------------------------------------------


   The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

In thousands of dollars
-------------------------------------------------------------------------------------------------------------------------------
Fiscal year ended                                                          Dec. 30, 2001       Dec. 31, 2000      Dec. 26, 1999
-------------------------------------------------------------------------------------------------------------------------------
Net operating revenues
-------------------------------------------------------------------------------------------------------------------------------
Newspaper advertising                                                       $ 4,119,773         $ 3,972,936        $ 3,115,250
-------------------------------------------------------------------------------------------------------------------------------
Newspaper circulation                                                         1,233,106           1,120,991            971,114
-------------------------------------------------------------------------------------------------------------------------------
Broadcasting                                                                    662,652             788,767            728,642
-------------------------------------------------------------------------------------------------------------------------------
All other                                                                       328,714             339,624            280,356
-------------------------------------------------------------------------------------------------------------------------------
Total                                                                         6,344,245           6,222,318          5,095,362
-------------------------------------------------------------------------------------------------------------------------------
Operating expenses
-------------------------------------------------------------------------------------------------------------------------------
Cost of sales and operating expenses, exclusive of
depreciation                                                                  3,320,161           3,057,252          2,459,749
-------------------------------------------------------------------------------------------------------------------------------
Selling, general and administrative expenses, exclusive
of depreciation                                                                 990,472             971,895            792,421
-------------------------------------------------------------------------------------------------------------------------------
Depreciation                                                                    202,456             195,428            169,460
-------------------------------------------------------------------------------------------------------------------------------
Amortization of intangible assets                                               241,321             180,487            110,631
-------------------------------------------------------------------------------------------------------------------------------
Total                                                                         4,754,410           4,405,062          3,532,261
-------------------------------------------------------------------------------------------------------------------------------
Operating income                                                              1,589,835           1,817,256          1,563,101
-------------------------------------------------------------------------------------------------------------------------------
Non-operating income (expense)
-------------------------------------------------------------------------------------------------------------------------------
Interest expense                                                              (221,854)           (219,228)           (94,619)
-------------------------------------------------------------------------------------------------------------------------------
Interest income                                                                   4,676              27,209              5,739
-------------------------------------------------------------------------------------------------------------------------------
Other                                                                           (2,060)            (16,397)             52,966
-------------------------------------------------------------------------------------------------------------------------------
Total                                                                         (219,238)           (208,416)           (35,914)
-------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                    1,370,597           1,608,840          1,527,187
-------------------------------------------------------------------------------------------------------------------------------
Provision for income taxes                                                      539,400             636,900            607,800
-------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                                               831,197             971,940            919,387
-------------------------------------------------------------------------------------------------------------------------------
Discontinued operations
-------------------------------------------------------------------------------------------------------------------------------
Income from the operation of discontinued operations,
   net of income taxes of $0, $1,598 and $27,700, respectively                                        2,437             38,541
-------------------------------------------------------------------------------------------------------------------------------
Gain on sale of cable business, net of income taxes of $889,300                                     744,700
-------------------------------------------------------------------------------------------------------------------------------
Net income                                                                   $  831,197         $ 1,719,077         $  957,928
-------------------------------------------------------------------------------------------------------------------------------
Earnings per share - basic
-------------------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations                                               $3.14               $3.65              $3.29
-------------------------------------------------------------------------------------------------------------------------------
Earnings from discontinued operations:
-------------------------------------------------------------------------------------------------------------------------------
    Discontinued operations, net of tax                                                                 .01                .14
-------------------------------------------------------------------------------------------------------------------------------
    Gain on sale of cable business, net of tax                                                         2.79
-------------------------------------------------------------------------------------------------------------------------------
Net income per share - basic                                                      $3.14               $6.45              $3.43
-------------------------------------------------------------------------------------------------------------------------------
Earnings per share - diluted
-------------------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations                                               $3.12               $3.63              $3.26
-------------------------------------------------------------------------------------------------------------------------------
Earnings from discontinued operations:
-------------------------------------------------------------------------------------------------------------------------------
    Discontinued operations, net of tax                                                                 .01                .14
-------------------------------------------------------------------------------------------------------------------------------
    Gain on sale of cable business, net of tax                                                         2.77
-------------------------------------------------------------------------------------------------------------------------------
Net income per share - diluted                                                    $3.12               $6.41              $3.40
-------------------------------------------------------------------------------------------------------------------------------


   The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands of dollars
-----------------------------------------------------------------------------------------------------------------------
Fiscal year ended                                                       Dec. 30, 2001    Dec. 31, 2000    Dec. 26, 1999
-----------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
-----------------------------------------------------------------------------------------------------------------------
Net income                                                               $ 831,197        $1,719,077        $ 957,928
-----------------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to
operating cash flows
-----------------------------------------------------------------------------------------------------------------------
Discontinued operations, net of tax                                                        (747,137)         (38,541)
-----------------------------------------------------------------------------------------------------------------------
Income taxes on sale of cable business                                                     (889,300)
-----------------------------------------------------------------------------------------------------------------------
Depreciation                                                               202,456           195,428          169,460
-----------------------------------------------------------------------------------------------------------------------
Amortization of intangibles                                                241,321           180,487          110,631
-----------------------------------------------------------------------------------------------------------------------
Deferred income taxes                                                      228,568         (169,290)           21,983
-----------------------------------------------------------------------------------------------------------------------
Other, net, including gains on sales                                       (9,461)           (4,484)         (49,269)
-----------------------------------------------------------------------------------------------------------------------
Decrease (increase) in receivables                                          67,035            39,850         (70,014)
-----------------------------------------------------------------------------------------------------------------------
Decrease (increase) in inventories                                          22,457          (16,091)          (7,624)
-----------------------------------------------------------------------------------------------------------------------
(Decrease) increase in accounts payable                                  (103,195)             8,833         (34,805)
-----------------------------------------------------------------------------------------------------------------------
Increase in interest and taxes payable                                     177,950           186,133           11,555
-----------------------------------------------------------------------------------------------------------------------
Change in other assets and liabilities, net                              (339,331)           (1,179)           75,582
-----------------------------------------------------------------------------------------------------------------------
Net cash flow from operating activities                                  1,318,997           502,327        1,146,886
-----------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities
-----------------------------------------------------------------------------------------------------------------------
Purchase of property, plant and equipment                                (324,579)         (350,580)        (258,443)
-----------------------------------------------------------------------------------------------------------------------
Payments for acquisitions, net of cash acquired                          (186,201)       (4,264,214)      (1,496,649)
-----------------------------------------------------------------------------------------------------------------------
Change in other investments                                               (42,637)          (78,531)         (10,383)
-----------------------------------------------------------------------------------------------------------------------
Proceeds from sale of certain assets                                        38,539         2,714,362           38,450
-----------------------------------------------------------------------------------------------------------------------
Net cash used for investing activities                                   (514,878)       (1,978,963)      (1,727,025)
-----------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities
-----------------------------------------------------------------------------------------------------------------------
(Payments of) proceeds from long-term debt                               (667,831)         2,799,161          915,865
-----------------------------------------------------------------------------------------------------------------------
Dividends paid                                                           (235,472)         (228,391)        (226,274)
-----------------------------------------------------------------------------------------------------------------------
Cost of common shares repurchased                                                          (967,242)        (163,228)
-----------------------------------------------------------------------------------------------------------------------
Proceeds from issuance of common stock                                      48,780            21,225           33,681
-----------------------------------------------------------------------------------------------------------------------
Net cash (used for) provided by financing activities                     (854,523)         1,624,753          560,044
-----------------------------------------------------------------------------------------------------------------------
Effect of currency exchange rate change                                    (2,163)           (1,081)               68
-----------------------------------------------------------------------------------------------------------------------
(Decrease) increase in cash and cash equivalents                          (52,567)           147,036         (20,027)
-----------------------------------------------------------------------------------------------------------------------
Balance of cash and cash equivalents at beginning of year                  193,196            46,160           66,187
-----------------------------------------------------------------------------------------------------------------------
Balance of cash and cash equivalents at end of year                      $ 140,629         $ 193,196         $ 46,160
-----------------------------------------------------------------------------------------------------------------------


   The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

In thousands of dollars
------------------------------------------------------------------------------------------------------------------------------------
Fiscal years ended                  Common                                    Accumulated                   Deferred
December 26, 1999,                   stock      Additional                       other                    compensation
December 31, 2000                   $1 par        paid-in        Retained    comprehensive     Treasury     related
and December 30, 2001                value        capital        earnings    income (loss)       stock      to ESOP          Total
------------------------------------------------------------------------------------------------------------------------------------
Balance: Dec. 27, 1998             $  324,421   $  126,045     $ 4,775,313                  $(1,223,077)  $  (22,878)   $ 3,979,824
------------------------------------------------------------------------------------------------------------------------------------

Net income, 1999                                                   957,928                                                  957,928
------------------------------------------------------------------------------------------------------------------------------------
Foreign currency translation

adjustment, net of taxes of
$9,130                                                                         $   14,280                                    14,280
------------------------------------------------------------------------------------------------------------------------------------
Unrealized gain on securities,
net of taxes of $7,095                                                             11,097                                    11,097
------------------------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                                                                                  983,305
------------------------------------------------------------------------------------------------------------------------------------
Dividends declared,
1999: $.82 per share                                             (228,781)                                                (228,781)
------------------------------------------------------------------------------------------------------------------------------------
Treasury stock acquired                                                                       (163,228)                   (163,228)
------------------------------------------------------------------------------------------------------------------------------------
Stock options exercised                              7,916                                       23,490                      31,406
------------------------------------------------------------------------------------------------------------------------------------
Stock issued under
incentive plan                                     (2,154)                                        3,552                       1,398
------------------------------------------------------------------------------------------------------------------------------------
Tax benefit derived from
stock incentive plans                               21,460                                                                   21,460
------------------------------------------------------------------------------------------------------------------------------------
Compensation expense
Related to ESOP                                                                                                3,912          3,912
------------------------------------------------------------------------------------------------------------------------------------
Tax benefit from ESOP                                                  350                                                      350
------------------------------------------------------------------------------------------------------------------------------------
Balance: Dec. 26, 1999             $  324,421   $  153,267     $ 5,504,810     $   25,377  $(1,359,263)   $  (18,966)   $ 4,629,646
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Net income, 2000                                                 1,719,077                                                1,719,077
------------------------------------------------------------------------------------------------------------------------------------
Foreign currency translation
adjustment, net of tax
benefit of $51,555                                                               (80,638)                                  (80,638)
------------------------------------------------------------------------------------------------------------------------------------
Unrealized loss on securities,
net of reclassification
adjustments During the period,
net of tax benefit of $7,041                                                     (11,013)                                  (11,013)
------------------------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                                                                                1,627,426
------------------------------------------------------------------------------------------------------------------------------------
Dividends declared,
2000: $.86 per share                                             (228,212)                                                (228,212)
------------------------------------------------------------------------------------------------------------------------------------
Treasury stock acquired                                                                       (967,242)                   (967,242)
------------------------------------------------------------------------------------------------------------------------------------
Stock options exercised                              6,467                                       13,261                      19,728
------------------------------------------------------------------------------------------------------------------------------------
Stock issued under
incentive plan                                          41                                        5,451                       5,492
------------------------------------------------------------------------------------------------------------------------------------
Tax benefit derived from
stock incentive plans                               10,940                                                                   10,940
------------------------------------------------------------------------------------------------------------------------------------
Compensation expense
Related to ESOP                                                                                                5,342          5,342
------------------------------------------------------------------------------------------------------------------------------------
Tax benefit from ESOP                                                  290                                                      290
------------------------------------------------------------------------------------------------------------------------------------
Balance: Dec. 31, 2000             $  324,421   $  170,715     $ 6,995,965    $  (66,274)  $(2,307,793)   $  (13,624)   $ 5,103,410
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Net income, 2001                                                   831,197                                                  831,197
------------------------------------------------------------------------------------------------------------------------------------
Foreign currency translation
adjustment, net of tax
Benefit of $21,851                                                               (38,540)                                  (38,540)
------------------------------------------------------------------------------------------------------------------------------------
Unrealized gain on securities,
net of reclassification
adjustments During the period,
net of taxes of $933                                                               1,527                                     1,527
------------------------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                                                                                  794,184
------------------------------------------------------------------------------------------------------------------------------------
Dividends declared,
2001: $.90 per share                                             (238,301)                                                (238,301)
------------------------------------------------------------------------------------------------------------------------------------
Stock options exercised                             17,751                                       30,278                      48,029
------------------------------------------------------------------------------------------------------------------------------------
Stock issued under
incentive plan                                       2,937                                        1,778                       4,715
------------------------------------------------------------------------------------------------------------------------------------
Tax benefit derived from
stock incentive plans                               18,853                                                                   18,853
------------------------------------------------------------------------------------------------------------------------------------
Compensation expense
Related to ESOP                                                                                                4,824          4,824
------------------------------------------------------------------------------------------------------------------------------------
Tax benefit from ESOP                                                  208                                                      208
------------------------------------------------------------------------------------------------------------------------------------
Balance: Dec. 30, 2001             $  324,421   $  210,256     $ 7,589,069    $ (103,287)  $(2,275,737)   $   (8,800)   $ 5,735,922
------------------------------------------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1
Summary of significant accounting policies
Fiscal year: The company's fiscal year ends on the last Sunday of the calendar year. The company's 2001 fiscal year ended on Dec. 30, 2001, and encompassed a 52-week period. The company's 2000 fiscal year encompassed a 53-week period and its 1999 fiscal year covered a 52-week period.

        Consolidation: The consolidated financial statements include the accounts of the company and its wholly and majority owned subsidiaries after elimination of all significant intercompany transactions and profits.

        Critical accounting policies and the use of estimates: The company prepares its financial statements in accordance with generally accepted accounting principles which require the use of estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and related disclosure of contingent matters. The company bases its estimates on historical experience, actuarial studies and other assumptions, as appropriate, concerning the carrying values of its assets and liabilities and disclosure of contingent matters. The company re-evaluates its estimates on an ongoing basis. Actual results could differ from these estimates.

        Critical accounting policies for the company involve its assessment of the recoverability of its long-lived assets, including goodwill and other intangible assets, which are based on such factors as estimated future cash flows and current fair value estimates of business units. The company's accounting for pension and retiree medical benefits requires the use of various estimates concerning the work force, interest rates, plan investment return, and involves the use of advice from consulting actuaries. The company's accounting for income taxes in the U.S. and foreign jurisdictions is sensitive to interpretation of various laws and regulations therein, and to company policy and expectations as to the repatriation of earnings from foreign sources.

        A more complete discussion of all of the company's significant accounting policies follows.

        Operating agencies: Certain of the company's newspaper subsidiaries are participants in joint operating agencies. Each joint operating agency performs the production, sales and distribution functions for the subsidiary and another newspaper publishing company under a joint operating agreement. The company's operating results in the Detroit and Tucson joint operating agencies are accounted for under the equity method, reported as a single net amount in other operating revenues. The company also participates in a newspaper publishing partnership. Operating results for this partnership are accounted for under the equity method and reported as a single net amount in other operating revenues.

        Inventories: Inventories, consisting principally of newsprint, printing ink, plate material and production film for the company's newspaper publishing operations, are valued primarily at the lower of cost (first-in, first-out) or market.

        Property and depreciation: Property, plant and equipment is recorded at cost, and depreciation is provided generally on a straight-line basis over the estimated useful lives of the assets. The principal estimated useful lives are: buildings and improvements, 10 to 40 years; and machinery, equipment and fixtures, four to 30 years. Major renewals and improvements and interest incurred during the construction period of major additions are capitalized. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred.

        Intangible assets and excess of acquisition cost over fair value of assets acquired: Intangible assets and the excess of acquisition cost over the fair value of assets acquired represent the cost of intangible assets at the time operating properties were purchased. In accordance with Opinion 17 of the Accounting Principles Board of the American Institute of Certified Public Accountants, intangible assets and the excess acquisition cost of operating properties arising from acquisitions accounted for as purchases since Oct. 31, 1970, ($9.81 billion at Dec. 30, 2001) are being amortized generally over 15-40 years on a straight-line basis.

        Valuation of Long-Lived Assets: The company evaluates the carrying value of long-lived assets to be held and used, including the excess of acquisition cost over fair value of assets acquired, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The carrying value of a long-lived asset, including the excess of acquisition cost over fair value of assets acquired, is considered impaired when the projected undiscounted future cash flows from the related reporting unit are less than its carrying value. The company measures impairment based on the amount by which the carrying value exceeds the fair market value. Fair market value is determined primarily using the projected future cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

        Investments and other assets: Investments in non-public businesses in which the company does not have control are carried at cost and losses resulting from periodic evaluations of the carrying value of these investments are included as a non-operating expense. At Dec. 30, 2001, and Dec. 31, 2000, such investments aggregated $20 million and $57 million, respectively. Investments in public equity securities are available for sale with related gains and losses included in equity as other comprehensive income.

        The company's television stations are parties to program broadcast contracts. These contracts are recorded at the gross amount of the related liability when the programs are available for telecasting. Program assets are classified as current (as a prepaid expense) or noncurrent (as an other asset) in the Consolidated Balance Sheets, based upon the expected use of the programs in succeeding years. The amount charged to expense appropriately matches the cost of the programs with the revenues associated with them. The liability for these contracts is classified as current or noncurrent in accordance with the payment terms of the contracts. The payment period generally coincides with the period of telecast for the programs, but may be shorter.

        Revenue recognition: The company's revenues include amounts charged to customers for space purchased in the company's newspapers, ads placed on its Internet Web sites and for advertising broadcast on the company's television stations. Newspaper revenues also include circulation revenues for newspapers purchased by readers or distributors. Advertising revenues are recognized, net of agency commissions, in the period when advertising is printed, placed on Web sites or broadcast, and circulation revenues are recognized when purchased newspapers are distributed. Amounts received from customers in advance of revenue recognition are deferred as liabilities.

        Retirement plans: Pension costs under the company's retirement plans are actuarially computed. The company's policy is to fund costs accrued under its qualified pension plans.

        Postretirement benefits other than pensions: The company recognizes the cost of postretirement medical and life insurance benefits on an accrual basis over the working lives of employees expected to receive such benefits.

        Income taxes: The company accounts for certain income and expense items differently for financial reporting purposes than for income tax reporting purposes. Deferred income taxes are provided in recognition of these temporary differences.

        Per share amounts: The company reports earnings per share on two bases, basic and diluted. All basic income per share amounts are based on the weighted average number of common shares outstanding during the year. The calculation of diluted earnings per share also considers the assumed dilution from the exercise of stock options and from stock incentive rights.

        Foreign currency translation: The income statement of Newsquest operations has been translated to U.S. dollars using the average currency exchange rates in effect during the relevant period. Newsquest's balance sheet has been translated using the currency exchange rate as of the end of the accounting period. The impact of currency exchange rate changes on the translation of Newsquest's balance sheet is included in comprehensive income, net of tax, and is classified as accumulated other comprehensive income (loss) in shareholders' equity.

        Discontinued operations: In connection with the sale of the cable business in early fiscal 2000, the cable operating results are presented in the consolidated statements of income and related discussions as discontinued operations.

        New accounting pronouncements: Effective Jan. 1, 2001, the company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended. The adoption of this standard did not have any effect on the company's results of operations or financial position.

        On July 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 141 (SFAS No. 141), "Business Combinations." In accordance with SFAS No. 141, the company ceased amortizing goodwill for acquisitions after July 1, 2001.

        In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 142 (SFAS No. 142), "Goodwill and Other Intangible Assets." SFAS No. 142 addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that goodwill and intangible assets which have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. The company adopted SFAS No. 142 effective Dec. 31, 2001, the first day of its fiscal year 2002. Upon adoption, the company ceased amortizing goodwill. Based on the current levels of goodwill, this accounting change will increase net income by approximately $216 million annually ($.80 per share based on average diluted shares outstanding in 2001) beginning in 2002.

        In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The company does not believe that the adoption of the statement will have a material impact on its financial position or results of operations.

NOTE 2

Acquisitions, exchanges and dispositions
2001: During 2001, the company purchased the remaining 36% interest in WKYC-TV, Cleveland, that it did not previously own. Additionally, the company purchased several small non-daily publications in the U.S. and in the U.K. In connection with the acquisition of several non-daily publications in the U.K. ("Dimbleby"), the company issued loan notes totaling approximately 12.7 million British pounds (U.S. $18.3 million) to the shareholders of Dimbleby. These acquisitions, which had an aggregate purchase price of approximately $186 million, were accounted for under the purchase method of accounting. The company contributed its Marietta (Ohio) Times newspaper to the Gannett Foundation in May 2001. The Gannett Foundation is a not-for-profit, private foundation that makes charitable awards in the communities in which Gannett operates its newspapers and television stations. The company sold its daily newspaper in Lansdale, Pa., in September 2001. These business acquisitions and dispositions did not materially affect the company's financial position or results of operations.

        2000: In June 2000, Gannett acquired the entire share capital of News Communications & Media plc ("Newscom") for approximately 444 million British pounds (U.S. $702 million). Gannett also financed the repayment of Newscom's existing debt. With the Newscom acquisition, the company now publishes more than 300 titles in the United Kingdom, including 15 daily newspapers.

        On July 21, 2000, the company concluded the acquisition of 19 daily newspapers as well as numerous weekly and niche publications from Thomson Newspapers Inc., for an aggregate purchase price of $1.036 billion. The company acquired eight daily newspapers in Wisconsin, eight daily newspapers in central Ohio, and single daily newspapers in Lafayette, La.; Salisbury, Md.; and St. George, Utah (collectively, "Thomson").

        The company completed its acquisition of Central Newspapers, Inc. ("Central") on Aug. 1, 2000, for an approximate cash purchase price of $2.6 billion. The company also retired Central's existing debt of approximately $206 million. Central's properties include The Arizona Republic; The Indianapolis Star; three other dailies in Indiana and one daily in Louisiana; a direct marketing business; CNI Ventures, an Internet and technology investment management group; and other related media and information businesses.

        In March 2000, the company completed the acquisition of WJXX-TV, the ABC affiliate in Jacksonville, Fla. Gannett continues to own and operate WTLV-TV, the NBC affiliate in Jacksonville.

        The Newscom, Thomson, Central and WJXX-TV acquisitions were recorded under the purchase method of accounting.

        The aggregate purchase price, including liabilities assumed, for businesses and assets acquired in 2000, including Newscom, Thomson, Central, WJXX-TV and certain smaller newspaper publishing operations, totaled approximately $4.8 billion, of which $4.4 billion represents identified intangible assets and excess of acquisition cost over fair value of assets acquired.

        The sale of the assets of the company's cable division for $2.7 billion was completed on Jan. 31, 2000. Upon closing, an after-tax gain of approximately $745 million or $2.77 per diluted share was recognized which, along with the cable segment operating results, is reported as discontinued operations in the company's financial statements.

        In the fourth quarter of 2000, the company contributed the assets of its newspapers, the Marin Independent Journal and the Classified Gazette, to the California Newspapers Partnership (a partnership that includes 20 daily California newspapers) in exchange for an increased ownership interest in the partnership. The company now has a 19.49% ownership interest in the partnership.

        1999: In July 1999, Gannett acquired the stock of Newsquest plc ("Newsquest") for a total price of approximately 922 million British pounds (U.S. $1.5 billion). Gannett also financed the repayment of Newsquest's existing debt. Newsquest's principal activities are publishing and printing regional and local newspapers in England with a portfolio of more than 180 titles that include paid-for daily and weekly newspapers and free weekly newspapers. The acquisition was recorded under the purchase method of accounting.

        In June 1999, the company completed a broadcast station transaction under which it exchanged its ABC affiliate KVUE-TV in Austin, Texas, and received KXTV-TV, the ABC affiliate in Sacramento, Calif., plus cash consideration. For financial reporting purposes, the company recorded the exchange as two simultaneous but separate events; that is, a sale of its Austin TV station for which a non-operating gain was recognized and the acquisition of the Sacramento station accounted for under the purchase method. In its second quarter, the company reported a net non-operating gain of $55 million ($33 million after tax) principally as a result of this transaction.

        The aggregate purchase price, including liabilities assumed, for businesses and assets acquired in 1999 including Newsquest, the Sacramento television station and certain smaller non-daily newspaper publishing operations, totaled approximately $1.8 billion.

        In March 1999, the company contributed The San Bernardino County Sun to the California Newspapers Partnership in exchange for a partnership interest.

        The following table summarizes, on an unaudited, pro forma basis, the estimated combined results of operations of the company and its subsidiaries as though the fiscal year 2000 acquisitions and dispositions noted above were made at the beginning of 2000. The 2001 transactions were not material for pro forma purposes. On this basis, these transactions would have resulted in a pro forma decrease in income per diluted share from continuing operations of $.12 in 2000. However, this pro forma combined statement does not necessarily reflect the results of operations as they would have been if the combined businesses had constituted a single entity during those years.

The following table presents figures from continuing operations, in millions, except per share amounts (pro forma and unaudited).

----------------------------------------------------------------------------------
Fiscal year                                                   2001           2000
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Operating revenues*                                         $6,344         $6,902
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Income before taxes*                                        $1,371         $1,556
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Income*                                                     $  831         $  940
----------------------------------------------------------------------------------
Income per share* - Basic                                   $ 3.14         $ 3.53
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Income per share* - Diluted                                 $ 3.12         $ 3.51
----------------------------------------------------------------------------------
*from continuing operations
----------------------------------------------------------------------------------

NOTE 3

Consolidated statements of cash flows
For purposes of this statement, the company considers its marketable securities, which are readily convertible into cash (with original maturity dates of less than 90 days) and consist of short-term investments in government securities, commercial paper and money market funds, as cash equivalents.

        Cash paid in 2001, 2000 and 1999 for income taxes and for interest (net of amounts capitalized) was as follows:

-------------------------------------------------------------------------------
In thousands of dollars
-------------------------------------------------------------------------------
                              2001                   2000                 1999
-------------------------------------------------------------------------------
Income taxes              $138,688             $1,454,465             $596,873
-------------------------------------------------------------------------------
Interest                  $223,691             $  209,240             $100,547
-------------------------------------------------------------------------------

        Interest in the amount of $8.6 million, $11.1 million and $5.7 million was capitalized in 2001, 2000 and 1999, respectively.

        The income taxes paid by the company for 2001 are below typical levels. Under the Economic Growth and Tax Relief Reconciliation Act of 2001, the company's estimated federal income tax payment normally due on Sept. 15 was deferred until Oct. 1, 2001. However, subsequent to the attacks of September 11, Internal Revenue Service Rule 2001-61 was issued which permitted a further deferral of the company's third quarter estimated tax payment and its fourth quarter estimated tax payment until January 15, 2002.

        The 2000 income taxes paid amount includes amounts paid in connection with the company's sale of the cable business.

        No significant liabilities were assumed in connection with the 2001 acquisitions. Liabilities assumed in connection with 2000 acquisitions totaled $578 million, with $485 million related to Newscom and Central outstanding debt obligations. Liabilities assumed in connection with 1999 acquisitions totaled approximately $365 million, with $181 million related to Newsquest outstanding debt obligations.

        In 2001 and 2000, the company issued 86,544 and 161,152 shares of common stock, respectively, in settlement of previously granted stock incentive rights for the four year period 1998-2001 and the compensation liability of $7.0 million and $6.3 million, respectively, for these rights was transferred to shareholders' equity.

NOTE 4

Long-term debt
The long-term debt of the company is summarized below.

In thousands of dollars
----------------------------------------------------------------------------------------------
                                                      Dec. 30, 2001              Dec. 31, 2000
----------------------------------------------------------------------------------------------
Unsecured promissory notes                              $4,932,813                 $5,461,205
----------------------------------------------------------------------------------------------
Other indebtedness                                         147,212                    286,651
----------------------------------------------------------------------------------------------
Total long-term debt                                    $5,080,025                 $5,747,856
----------------------------------------------------------------------------------------------

The unsecured promissory notes at Dec. 30, 2001, were due from Jan. 3, 2002, to Feb. 1, 2002, with rates varying from 1.75% to 2.00%.

        The unsecured promissory notes at Dec. 31, 2000, were due from Jan. 4, 2001, to March 23, 2001, with rates varying from 6.4% to 6.63%.

        At Dec. 30, 2001, the unsecured promissory notes were supported by the $6.06 billion of revolving credit agreements discussed below and, therefore, are classified as long-term debt.

        The maximum amount of such promissory notes outstanding at the end of any period during 2001 and 2000 was $5.4 billion and $5.7 billion, respectively. The daily average outstanding balance was $5.2 billion during 2001 and $3.1 billion during 2000. The weighted average interest rate was 4.1% for 2001 and 6.5% for 2000.

        Other indebtedness includes the loan notes issued by the company in the U.K. to the former shareholders of Newsquest, Newscom and Dimbleby in connection with their acquisitions as more fully discussed in Note 2. The Newsquest and Newscom notes ($21.8 million and $90.1 million, respectively) bear interest at ..5% below the London Interbank Offered Rate (LIBOR), subject to a cap of 6.5% and 6.75%, respectively. The Dimbleby notes ($18.3 million) bear interest at the LIBOR rate minus 1%. Interest is payable semi-annually on all notes. The Newsquest and Newscom notes are due on Dec. 31, 2006, and Dec. 31, 2007, respectively, but may be redeemed by the company on each interest payment date. The Newsquest and Newscom noteholders are entitled to require the company to repay all or part of the notes on any interest payment date by giving 30 days' written notice. The Dimbleby notes may be redeemed by the company or the noteholders, in whole or in part, at any time after June 30, 2003. The Dimbleby noteholders are entitled to require the company to repay all or part of the principal amount of the notes by giving the company 30 days' written notice any time after six months of issue of the notes. Should a noteholder exercise that right, it is the company's intention to exchange the notes for cash. The remaining other indebtedness at Dec. 30, 2001, consists primarily of industrial revenue bonds with maturities in 2008 and 2009 at variable interest rates (1.9% at Dec. 30, 2001).

        At Dec. 30, 2001, the company had $6.06 billion of credit available under two revolving credit agreements. The agreements provide for revolving credit periods which permit borrowings from time to time to the maximum commitments. The 1998 $3.0 billion agreement revolving credit period extends to July 1, 2003. The 2000 $3.06 billion agreement consists of a $1.53 billion 364-day facility which extends to July 2002 and a $1.53 billion 5-year facility which extends to July 2005. At the end of the 364-day period, any borrowings outstanding under the 364-day credit facility are convertible into a 2-year term loan at Gannett's option.

        The commitment fee rate for the 1998 revolving credit agreement may range from .07% to .175%, depending on Standard & Poor's or Moody's credit rating of the company's senior unsecured long-term debt. The rate in effect on Dec. 30, 2001, was .09%. At the option of the company, the interest rate on borrowings under this agreement may be at the prime rate, at rates ranging from ..13% to .35% above the LIBOR or at rates ranging from .255% to .50% above a certificate of deposit-based rate. The prime rate was 4.75% at the end of 2001 and 9.5% at the end of 2000. The percentages that apply depend on Standard & Poor's or Moody's credit rating of the company's senior unsecured long-term debt.

        The commitment fee rates for the 2000 revolving credit agreement may range from .05% to .09%, depending on Standard & Poor's or Moody's credit rating of the company's senior unsecured long-term debt. The rates in effect on Dec. 30, 2001, were .05% for the 364-day facility and .07% for the 5-year facility. At the option of the company, the interest rate on borrowings under this agreement may be at .13% to .24% above the prime rate, the Eurodollar base rate or the Federal Funds Effective Rate plus .50%. The percentages that apply depend on Standard & Poor's or Moody's credit rating of the company's senior unsecured long-term debt.

        The revolving credit agreements contain a restrictive provision that requires the maintenance of net worth of at least $2.5 billion. At Dec. 30, 2001, and Dec. 31, 2000, net worth was $5.7 billion and $5.1 billion, respectively.

        Approximate annual maturities of long-term debt, assuming that the company had used the $6.06 billion revolving credit agreements as of the balance sheet date to refinance existing unsecured promissory notes on a long-term basis and assuming the company's other indebtedness was paid on its scheduled pay dates, are as follows:

In thousands of dollars
------------------------------------------------------------------
2002
------------------------------------------------------------------
2003                                                   $3,018,416
------------------------------------------------------------------
2004                                                      402,813
------------------------------------------------------------------
2005                                                    1,530,000
------------------------------------------------------------------
2006                                                       21,838
------------------------------------------------------------------
Later years                                               106,958
------------------------------------------------------------------
Total                                                  $5,080,025
------------------------------------------------------------------

        At Dec. 30, 2001, and Dec. 31, 2000, the company estimates that the amount reported on the balance sheet for financial instruments, including long-term debt, cash and cash equivalents, trade and other receivables, and other long-term liabilities, approximates fair value.

NOTE 5

Retirement plans
The company and its subsidiaries have various retirement plans, including plans established under collective bargaining agreements, under which substantially all full-time employees are covered. The Gannett Retirement Plan is the company's principal retirement plan and covers most U.S. employees of the company and its subsidiaries. Benefits under the Gannett Retirement Plan are based on years of service and final average pay. The company's retirement plan assets include marketable securities such as common stocks, bonds and U.S. government obligations and interest-bearing deposits. The tables below also include the assets and obligations of the former Central Newspapers, Inc. Retirement Plan, which was merged into the Gannett Retirement Plan effective Dec. 31, 2000, and Newsquest's Retirement Plans.

        The company's pension costs for 2001, 2000 and 1999 are presented in the following table:

In thousands of dollars
----------------------------------------------------------------------------------------------------------------------------
                                                                         2001                     2000                 1999
----------------------------------------------------------------------------------------------------------------------------
Service cost - benefits earned
during the period                                                   $  70,643                $  61,905            $  60,834
----------------------------------------------------------------------------------------------------------------------------
Interest cost on benefit obligation                                   150,935                  129,601              103,412
----------------------------------------------------------------------------------------------------------------------------
Expected return on plan assets                                      (217,796)                (194,010)            (146,168)
----------------------------------------------------------------------------------------------------------------------------
Amortization of transition asset                                         (68)                     (28)                (984)
----------------------------------------------------------------------------------------------------------------------------
Amortization of prior
service credit                                                       (18,908)                  (9,498)              (3,754)
----------------------------------------------------------------------------------------------------------------------------
Amortization of actuarial loss (gain)                                     824                  (4,306)                1,407
----------------------------------------------------------------------------------------------------------------------------
Pension expense for company-
sponsored retirement plans                                           (14,370)                 (16,336)               14,747
----------------------------------------------------------------------------------------------------------------------------
Union and other pension cost                                            6,404                    7,432                5,071
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Pension cost                                                       $  (7,966)               $  (8,904)              $19,818
----------------------------------------------------------------------------------------------------------------------------

        In December 2001, the company contributed $300 million to the Gannett Retirement Plan.

        The following table provides a reconciliation of benefit obligations, plan assets and funded status of the company's retirement plans. The related amounts that are recognized in the Consolidated Balance Sheets for the company's retirement plans also are provided.

In thousands of dollars
--------------------------------------------------------------------------------------------
                                                     Dec. 30, 2001             Dec. 31, 2000
--------------------------------------------------------------------------------------------
Change in benefit obligation
--------------------------------------------------------------------------------------------
Net benefit obligation at
beginning of year                                     $ 2,046,283               $ 1,470,403
--------------------------------------------------------------------------------------------
Service cost                                               70,643                    61,905
--------------------------------------------------------------------------------------------
Interest cost                                             150,935                   129,601
--------------------------------------------------------------------------------------------
Plan participants' contributions                            6,559                     6,080
--------------------------------------------------------------------------------------------
Actuarial loss                                             32,636                    45,636
--------------------------------------------------------------------------------------------
Acquisitions/plan mergers                                   4,308                   444,522
--------------------------------------------------------------------------------------------
Gross benefits paid                                     (129,062)                 (111,864)
--------------------------------------------------------------------------------------------
Net benefit obligation at
end of year                                           $ 2,182,302               $ 2,046,283
--------------------------------------------------------------------------------------------
Change in plan assets
--------------------------------------------------------------------------------------------
Fair value of plan assets at
beginning of year                                     $ 2,309,968               $ 1,763,141
--------------------------------------------------------------------------------------------
Actual return on plan assets                            (511,625)                    29,546
--------------------------------------------------------------------------------------------
Plan participants' contributions                            6,559                     6,080
--------------------------------------------------------------------------------------------
Employer contributions                                    308,015                     8,471
--------------------------------------------------------------------------------------------
Acquisitions/plan mergers                                   6,549                   614,594
--------------------------------------------------------------------------------------------
Gross benefits paid                                     (129,062)                 (111,864)
--------------------------------------------------------------------------------------------
Fair value of plan assets at
end of year                                           $ 1,990,404               $ 2,309,968
--------------------------------------------------------------------------------------------
Funded status at end of year                          $ (191,898)                $  263,685
--------------------------------------------------------------------------------------------
Unrecognized net actuarial loss (gain)                    738,079                   (6,024)
--------------------------------------------------------------------------------------------
Unrecognized prior service credit                       (176,799)                 (197,324)
--------------------------------------------------------------------------------------------
Unrecognized net transition asset                           (146)                     (200)
--------------------------------------------------------------------------------------------
Net amount recognized at end of year                   $  369,236                 $  60,137
--------------------------------------------------------------------------------------------
Amounts recognized in
Consolidated Balance Sheets
--------------------------------------------------------------------------------------------
    Prepaid benefit cost                               $  461,743                 $ 142,807
--------------------------------------------------------------------------------------------
    Accrued benefit cost                               $   92,507                 $  82,670
--------------------------------------------------------------------------------------------

The net benefit obligation was determined using an assumed discount rate of 7.25% and 7.625% at the end of 2001 and 2000, respectively. The assumed rate of compensation increase was 4.0% and 4.5% at the end of 2001 and 2000, respectively. The assumed long-term rate of return on plan assets used in determining pension cost was 10%. Retirement plan assets include approximately 1,242,300 shares of the company's common stock valued at approximately $84 million and $78 million at the end of 2001 and 2000, respectively.

NOTE 6

Postretirement benefits other than pensions
The company provides health care and life insurance benefits to certain retired employees who meet age and service requirements. Most of the company's retirees contribute to the cost of these benefits and retiree contributions are increased as actual benefit costs increase. The cost of providing retiree health care and life insurance benefits is actuarially determined and accrued over the service period of the active employee group.

        Postretirement benefit cost for health care and life insurance for 2001, 2000 and 1999 included the following components:

In thousands of dollars
---------------------------------------------------------------------------------------------------------------------------------
                                                                         2001                     2000                      1999
---------------------------------------------------------------------------------------------------------------------------------
Service cost - benefits earned
during the period                                                    $  6,512                 $  5,247                  $  3,796
---------------------------------------------------------------------------------------------------------------------------------
Interest cost on benefit
obligation                                                             24,674                   19,865                    14,901
---------------------------------------------------------------------------------------------------------------------------------
Amortization of prior
service credit                                                        (7,728)                  (7,018)                   (8,478)
---------------------------------------------------------------------------------------------------------------------------------
Amortization of actuarial (gain) loss                                    (10)                    (240)                        20
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Net periodic postretirement                                         $  23,448                $  17,854                 $  10,239
benefit cost
---------------------------------------------------------------------------------------------------------------------------------

The table below provides a reconciliation of benefit obligations and funded status of the company's postretirement benefit plans:

In thousands of dollars
--------------------------------------------------------------------------------------------------------
                                                                Dec. 30, 2001             Dec. 31, 2000
--------------------------------------------------------------------------------------------------------
Change in benefit obligation
--------------------------------------------------------------------------------------------------------
Net benefit obligation at
beginning of year                                                 $  363,767                  $ 215,593
--------------------------------------------------------------------------------------------------------
Service cost                                                           6,512                      5,247
--------------------------------------------------------------------------------------------------------
Interest cost                                                         24,674                     19,865
--------------------------------------------------------------------------------------------------------
Plan participants' contributions                                       8,204                      5,626
--------------------------------------------------------------------------------------------------------
Plan amendment                                                      (58,009)                          0
--------------------------------------------------------------------------------------------------------
Actuarial loss                                                        13,095                     40,801
--------------------------------------------------------------------------------------------------------
Acquisitions/plan mergers                                                  0                    102,000
--------------------------------------------------------------------------------------------------------
Gross benefits paid                                                 (33,912)                   (25,365)
--------------------------------------------------------------------------------------------------------
Net benefit obligation at
end of year                                                       $  324,331                 $  363,767
--------------------------------------------------------------------------------------------------------
Change in plan assets
--------------------------------------------------------------------------------------------------------
Fair value of plan assets at
beginning of year                                                          0                          0
--------------------------------------------------------------------------------------------------------
Employer contributions                                                25,708                     19,739
--------------------------------------------------------------------------------------------------------
Plan participants' contributions                                       8,204                      5,626
--------------------------------------------------------------------------------------------------------
Gross benefits paid                                                 (33,912)                   (25,365)
--------------------------------------------------------------------------------------------------------
Fair value of plan assets at
end of year                                                                0                          0
--------------------------------------------------------------------------------------------------------
Benefit obligation at end of year                                 $  324,331                 $  363,767
--------------------------------------------------------------------------------------------------------
Unrecognized net actuarial (loss)                                   (18,949)                   (19,950)
--------------------------------------------------------------------------------------------------------
Unrecognized prior service credit                                    103,670                     59,711
--------------------------------------------------------------------------------------------------------
Accrued postretirement benefit cost                               $  409,052                 $  403,528
--------------------------------------------------------------------------------------------------------

        At Dec. 30, 2001, the accumulated postretirement benefit obligation was determined using a discount rate of 7.25% and a health care cost trend rate of 7% for pre-age 65 benefits, decreasing to 5% in the year 2004 and thereafter. For post-age 64 benefits, the health care cost trend rate used was 10%, declining to 5% in the year 2005 and thereafter.

        At Dec. 31, 2000, the accumulated postretirement benefit obligation was determined using a discount rate of 7.625% and a health care cost trend rate of 8% for pre-age 65 benefits, decreasing to 5% in the year 2005 and thereafter. For post-age 64 benefits, the health care cost trend rate used was 12%, decreasing to 5% in the year 2005 and thereafter.

        The company's policy is to fund the above-mentioned benefits as claims and premiums are paid.

        The effect of a 1% increase in the health care cost trend rate used would result in increases of approximately $27 million in the 2001 postretirement benefit obligation and $3 million in the aggregate service and interest components of the 2001 expense. The effect of a 1% decrease in the health care cost trend rate used would result in decreases of approximately $23 million in the 2001 postretirement benefit obligation and $3 million in the aggregate service and interest components of the 2001 expense.


NOTE 7

Income taxes
The provision for income taxes on income from continuing operations consists of the following:

In thousands of dollars
------------------------------------------------------------------------------------------------------------
2001                                          Current                  Deferred                    Total
------------------------------------------------------------------------------------------------------------
Federal                                      $ 241,713                 $ 200,065                 $  441,778
------------------------------------------------------------------------------------------------------------
State and other                                 34,437                    28,504                     62,941
------------------------------------------------------------------------------------------------------------
Foreign                                         34,681                         0                     34,681
------------------------------------------------------------------------------------------------------------
Total                                        $ 310,831                 $ 228,569                 $  539,400
------------------------------------------------------------------------------------------------------------

In thousands of dollars
------------------------------------------------------------------------------------------------------------
2000                                          Current                  Deferred                    Total
------------------------------------------------------------------------------------------------------------
Federal                                      $ 518,413                 $  13,414                  $ 531,827
------------------------------------------------------------------------------------------------------------
State and other                                 75,865                     1,963                     77,828
------------------------------------------------------------------------------------------------------------
Foreign                                         25,041                     2,204                     27,245
------------------------------------------------------------------------------------------------------------
Total                                        $ 619,319                  $ 17,581                  $ 636,900
------------------------------------------------------------------------------------------------------------

In thousands of dollars
------------------------------------------------------------------------------------------------------------
1999                                          Current                  Deferred                    Total
------------------------------------------------------------------------------------------------------------
Federal                                      $ 505,902                 $  14,791                  $ 520,693
------------------------------------------------------------------------------------------------------------
State and other                                 72,927                     2,132                     75,059
------------------------------------------------------------------------------------------------------------
Foreign                                         10,863                     1,185                     12,048
------------------------------------------------------------------------------------------------------------
Total                                        $ 589,692                 $  18,108                  $ 607,800
------------------------------------------------------------------------------------------------------------

        In addition to the income tax provision presented above for continuing operations, the company also recorded federal and state income taxes payable on discontinued operations of $891 million in 2000 and $28 million in 1999.

        The provision for income taxes on continuing operations exceeds the U.S. federal statutory tax rate as a result of the following differences:

----------------------------------------------------------------------------------------------------------
Fiscal year                                               2001                 2000                  1999
----------------------------------------------------------------------------------------------------------
U.S. statutory tax rate                                  35.0%                35.0%                 35.0%
----------------------------------------------------------------------------------------------------------
Increase in taxes resulting from:
----------------------------------------------------------------------------------------------------------
State/other income taxes net
of federal income tax benefit                              3.0                  3.1                   3.2
----------------------------------------------------------------------------------------------------------
Goodwill amortization not
deductible for tax purposes                                3.8                  2.2                   1.7
----------------------------------------------------------------------------------------------------------
Other, net                                               (2.4)                (0.7)                 (0.1)
----------------------------------------------------------------------------------------------------------
Effective tax rate                                       39.4%                39.6%                 39.8%
----------------------------------------------------------------------------------------------------------

        The company has not provided for U.S. taxes on a portion of earnings from its U.K. operations which it considers permanently invested in these operations.

        Deferred income taxes reflect temporary differences in the recognition of revenue and expense for tax reporting and financial statement purposes.

        Deferred tax liabilities and assets were composed of the following at the end of 2001 and 2000:

In thousands of dollars
-------------------------------------------------------------------------------------------------
                                                          Dec. 30, 2001             Dec. 31, 2000
-------------------------------------------------------------------------------------------------
Liabilities
-------------------------------------------------------------------------------------------------
Accelerated depreciation                                    $  338,941                $  341,786
-------------------------------------------------------------------------------------------------
Accelerated amortization of
deductible intangibles                                         142,748                   117,302
-------------------------------------------------------------------------------------------------
Pension                                                        149,388                    26,858
-------------------------------------------------------------------------------------------------
Other                                                          134,577                   109,963
-------------------------------------------------------------------------------------------------
Total deferred tax liabilities                                 765,654                   595,909
-------------------------------------------------------------------------------------------------
Assets
-------------------------------------------------------------------------------------------------
Accrued compensation costs                                    (59,724)                  (75,411)
-------------------------------------------------------------------------------------------------
Postretirement medical and life                              (156,770)                 (157,737)
-------------------------------------------------------------------------------------------------
Other                                                         (45,763)                  (87,932)
-------------------------------------------------------------------------------------------------
Total deferred tax assets                                    (262,257)                 (321,080)
-------------------------------------------------------------------------------------------------
Net deferred tax liabilities                                $  503,397                $  274,829
-------------------------------------------------------------------------------------------------

NOTE 8

Capital stock, stock options, incentive plans
The company's earnings per share from continuing operations (basic and diluted) for 2001, 2000 and 1999 are presented below:

In thousands, except per share amounts
--------------------------------------------------------------------------------------------------------------
                                                             2001                  2000                  1999
--------------------------------------------------------------------------------------------------------------
Income from continuing
operations                                               $831,197              $971,940              $919,387
--------------------------------------------------------------------------------------------------------------
Weighted average number
of common shares
outstanding (basic)                                       264,821               266,426               279,048
--------------------------------------------------------------------------------------------------------------
Effect of dilutive securities
--------------------------------------------------------------------------------------------------------------
Stock options                                               1,761                 1,557                 2,217
--------------------------------------------------------------------------------------------------------------
Stock incentive rights                                        251                   135                   343
--------------------------------------------------------------------------------------------------------------
Weighted average number
of common shares
outstanding (diluted)                                     266,833               268,118               281,608
--------------------------------------------------------------------------------------------------------------
Earnings per share from
continuing operations (basic)                               $3.14                 $3.65                 $3.29
--------------------------------------------------------------------------------------------------------------
Earnings per share from
continuing operations (diluted)                             $3.12                 $3.63                 $3.26
--------------------------------------------------------------------------------------------------------------

        The 2001, 2000 and 1999 diluted earnings per share amounts exclude the effects of approximately 10.6 million, 5.4 million and 3.2 million stock options outstanding, respectively, as their inclusion would be antidilutive.

        In 1998, the Board authorized the company to repurchase up to $750 million of company stock and in 2000, the Board approved an authorization for the repurchase of up to an additional $1 billion in common stock. The company purchased approximately 6 million shares of common stock in 1998 for $329 million, approximately 2.4 million shares in 1999 for $163 million, and approximately 14.7 million shares in 2000 for $967 million.

        In May 2000, the company's shareholders approved an amendment to the company's certificate of incorporation to increase the authorized number of shares to 802,000,000, of which 800,000,000 shares shall be common stock and 2,000,000 shares shall be preferred stock, both with a $1 par value.

        In May 2001, the company's shareholders approved the adoption of the Omnibus Incentive Compensation Plan (the Plan), which replaced the 1978 Long-Term Executive Incentive Plan (1978 Plan). The Plan, which will be administered by the Executive Compensation Committee of the Board of Directors, as was the 1978 Plan, provides for the issuance of up to 12 million shares of Company common stock for awards granted on or after May 7, 2001. No more than 1,500,000 of the authorized shares may be granted in the aggregate in the form of Restricted Stock, Performance Shares and/or Performance Units. The Plan provides for the granting of stock options, stock appreciation rights, restricted stock and other equity-based and cash-based awards. Awards may be granted to employees of the company and members of the board of directors. The 1978 Plan did not provide for granting awards to members of the board. The Plan provides that shares of common stock subject to awards granted under the Plan become available again for issuance under the Plan if such awards are cancelled or forfeited. A similar feature existed under the 1978 plan but with the adoption of the Omnibus Plan, cancelled or forfeited shares subject to grants under the 1978 plan are permanently retired.

        Stock options may be granted as either non-qualified stock options or incentive stock options. The options are granted to purchase common stock of the company at not less than 100% of the fair market value on the day the option is granted. Options are exercisable at such times and subject to such terms and conditions as the Executive Compensation Committee determines but generally the exercise period is ten years and the options become exercisable at 25% per year after a one-year waiting period. Under the 1978 Plan, options issued prior to 1996 had an eight-year exercise period. The Plan restricts the granting of stock options to any participant in any fiscal year to no more than 1,000,000 shares. The limit under the 1978 Plan was 350,000 shares.

        A Stock Appreciation Right (SAR) is a right to receive an amount in any combination of cash or common stock equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the SAR for such shares. SARs may be granted in tandem with related options or freestanding. The exercise price of a SAR is equal to the fair market value of a share of common stock on the date the SAR is granted. No more than 1,000,000 shares of common stock may be granted in the form of SARs to any participant in any fiscal year. No SARs have been granted as of Dec. 30, 2001.

        Restricted Stock is an award of common stock that is subject to restrictions and such other terms and conditions as the Executive Compensation Committee determines. Under the 1978 Plan, such awards could be issued in the form of Stock Incentive Rights. These rights entitle an employee to receive one share of common stock at the end of a four-year incentive period conditioned on the employee's continued employment with the company. The Plan continues to permit the issuance of such awards but also allows restrictions other than the incentive period. Additionally, under the Plan, no more than 500,000 restricted shares may be granted to any participant in any fiscal year. Under the 1978 Plan there was no limit. No restricted stock awards have been issued since July 2000 but previously granted awards will continue to mature over their original four-year period.

        The Executive Compensation Committee may grant other types of awards that are valued in whole or in part by reference to or that are otherwise based on fair market value of the Company's common stock or other criteria established by the Executive Compensation Committee and the achievement of performance goals. The maximum aggregate grant of performance shares that may be awarded to any participant in any fiscal year shall not exceed 500,000 shares of common stock. The maximum aggregate amount of performance units or cash-based awards that may be awarded to any participant in any fiscal year shall not exceed $10,000,000.

        In the event of a change in control, as defined in the Plan (1) all outstanding options and SARs will become immediately exercisable in full, (2) all restricted periods and restrictions imposed on non-performance based restricted stock awards will lapse and (3) target payment opportunities attainable under all outstanding awards of performance-based restricted stock, performance units and performance shares will be paid on a prorated basis as specified in the Plan. The Plan does not provide for the grant of option surrender rights in tandem with stock options, as was the case under the 1978 Plan, and has eliminated the requirement under the 1978 Plan that awards that were accelerated as a result of a change in control could only be exercised during certain window periods.

        A summary of the status of the company's stock option awards as of Dec. 30, 2001, Dec. 31, 2000, and Dec. 26, 1999, and changes thereto during the years then ended is presented below:

-------------------------------------------------------------------------------------------------
2001 Stock Option Activity                                                         Weighted
                                                                                   average
                                                             Shares                exercise price
-------------------------------------------------------------------------------------------------
Outstanding at beginning of year                             16,767,813                   $54.19
-------------------------------------------------------------------------------------------------
Granted                                                       5,945,245                    69.21
-------------------------------------------------------------------------------------------------
Exercised                                                   (1,438,807)                    33.92
-------------------------------------------------------------------------------------------------
Canceled                                                      (748,187)                    65.09
-------------------------------------------------------------------------------------------------
Outstanding at end of year                                   20,526,064                    59.57
-------------------------------------------------------------------------------------------------
Options exercisable at year end                               9,018,580                    53.08
-------------------------------------------------------------------------------------------------
Weighted average fair value of
Options granted during the year                                  $22.58
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
2000 Stock Option Activity                                                         Weighted
                                                                                   average
                                                             Shares                exercise price
-------------------------------------------------------------------------------------------------
Outstanding at beginning of year                             12,406,841                   $52.57
-------------------------------------------------------------------------------------------------
Granted                                                       5,714,830                    55.07
-------------------------------------------------------------------------------------------------
Exercised                                                     (846,478)                    30.18
-------------------------------------------------------------------------------------------------
Canceled                                                      (507,380)                    64.44
-------------------------------------------------------------------------------------------------
Outstanding at end of year                                   16,767,813                    54.19
-------------------------------------------------------------------------------------------------
Options exercisable at year end                               7,478,603                    45.85
-------------------------------------------------------------------------------------------------
Weighted average fair value of
Options granted during the year                                  $19.63
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
1999 Stock Option Activity                                                         Weighted
                                                                                   average
                                                             Shares                exercise price
-------------------------------------------------------------------------------------------------
Outstanding at beginning of year                             10,572,736                   $43.59
-------------------------------------------------------------------------------------------------
Granted                                                       3,180,365                    74.21
-------------------------------------------------------------------------------------------------
Exercised                                                   (1,158,304)                    30.04
-------------------------------------------------------------------------------------------------
Canceled                                                      (187,956)                    52.47
-------------------------------------------------------------------------------------------------
Outstanding at end of year                                   12,406,841                    52.57
-------------------------------------------------------------------------------------------------
Options exercisable at year end                               6,236,725                    38.43
-------------------------------------------------------------------------------------------------
Weighted average fair value of
options granted during the year                                  $25.04
-------------------------------------------------------------------------------------------------

        Further information about stock options outstanding at Dec. 30, 2001, follows:

-------------------------------------------------------------------------------------------------------------------------
                                         Weighted
                                         average
                        Number          remaining
   Range of         outstanding at   contractual life    Weighted average        Number exercisable      Weighted average
exercise prices        12/30/01            (yrs)           exercise price           at 12/30/01           exercise price
-------------------------------------------------------------------------------------------------------------------------
    $23-28              663,690             1.0                $23.68                 663,690                  $23.68
-------------------------------------------------------------------------------------------------------------------------
     32-38            2,453,376             3.8                $35.22               2,453,376                  $35.22
-------------------------------------------------------------------------------------------------------------------------
     41-49               27,760             5.0                $45.93                  27,760                  $45.93
-------------------------------------------------------------------------------------------------------------------------
     50-60            6,576,595             8.3                $55.84               2,611,279                  $57.29
-------------------------------------------------------------------------------------------------------------------------
     61-70            8,119,378             9.1                $68.05               1,869,170                  $65.36
-------------------------------------------------------------------------------------------------------------------------
     71-75            2,685,265             9.9                $74.28               1,393,305                  $74.27
-------------------------------------------------------------------------------------------------------------------------
                     20,526,064             8.1                $59.57               9,018,580                  $53.08
-------------------------------------------------------------------------------------------------------------------------

Stock Incentive Rights
The company has not granted stock incentive rights since July 2000. Stock incentive rights awarded earlier in 2000 and in 1999 were as follows:

-------------------------------------------------------------------------
                                            2000                    1999
-------------------------------------------------------------------------
Awards granted                            10,700                 169,290
-------------------------------------------------------------------------

        Awards for 1999 and 2000 are for the four-year incentive period
2000-2003.

        In 2001, 86,544 shares of common stock were issued in settlement of previously granted stock incentive rights for the incentive period ended December 2001.

        Remaining shares available under the 1978 Plan, which totaled approximately 11,700,000 shares, were moved into the Plan and are thereby included in the 12,000,000 shares originally authorized under the Plan. Shares available for future grants under the Plan totaled 6,392,105 at Dec. 30, 2001.

        SFAS No. 123, "Accounting for Stock-Based Compensation," establishes a fair value-based method of accounting for employee stock-based compensation plans and encourages companies to adopt that method. However, it also allows companies to continue to apply the intrinsic value-based method currently prescribed under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). The company has chosen to continue to report stock-based compensation in accordance with APB 25, and provides the following pro forma disclosure of the effects of applying the fair value method to all applicable awards granted. Under APB 25 and related interpretations, no compensation cost has been recognized for the company's stock options. The compensation cost has been charged against income for stock incentive rights. Those charges were based on the grant price of the stock incentive rights recognized over the four-year earnout periods.

        Had compensation cost for the company's stock options been determined based on the fair value at the grant date for those awards as permitted (but not required) under the alternative method of SFAS No. 123, the company's results of operations and related per share amounts would have been reduced to the pro forma amounts indicated below:

In thousands, except per share amounts
---------------------------------------------------------------------------------------------------
                                                        2001               2000               1999
---------------------------------------------------------------------------------------------------
Net income
---------------------------------------------------------------------------------------------------
   As reported                                      $831,197         $1,719,077           $957,928
---------------------------------------------------------------------------------------------------
   Pro forma                                        $796,402         $1,693,339           $942,733
---------------------------------------------------------------------------------------------------
Income from continuing operations
---------------------------------------------------------------------------------------------------
   As reported                                      $831,197           $971,940           $919,387
---------------------------------------------------------------------------------------------------
   Pro forma                                        $796,402           $946,202           $904,192
---------------------------------------------------------------------------------------------------
Net income per share - basic
---------------------------------------------------------------------------------------------------
   As reported                                         $3.14              $6.45              $3.43
---------------------------------------------------------------------------------------------------
   Pro forma                                           $3.01              $6.36              $3.38
---------------------------------------------------------------------------------------------------
Net income per share - diluted
---------------------------------------------------------------------------------------------------
   As reported                                         $3.12              $6.41              $3.40
---------------------------------------------------------------------------------------------------
   Pro forma                                           $2.98              $6.32              $3.35
---------------------------------------------------------------------------------------------------
Income from continuing operations per
share - basic
---------------------------------------------------------------------------------------------------
   As reported                                         $3.14              $3.65              $3.29
---------------------------------------------------------------------------------------------------
   Pro forma                                           $3.01              $3.55              $3.24
---------------------------------------------------------------------------------------------------
Income from continuing operations per
share - diluted
---------------------------------------------------------------------------------------------------
   As reported                                         $3.12              $3.63              $3.26
---------------------------------------------------------------------------------------------------
   Pro forma                                           $2.98              $3.53              $3.21
---------------------------------------------------------------------------------------------------

        The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2001, 2000 and 1999, respectively: dividend yield of 1.33%, 1.26% and 1.38%; expected volatility of 26.37%, 27.04% and 22.31%;
risk-free interest rates of 4.60%, 5.63%, and 6.34%; and expected lives of seven years each.

        SFAS No. 123 applies to stock compensation awards granted in fiscal years that began after Dec. 15, 1994. Options are granted by the company primarily in December and begin vesting over a four-year period. Options granted in December 1995 and thereafter are subject to the pronouncement. To calculate the pro forma amounts shown above, compensation cost was recognized over the four-year period of service during which the options will be earned. As a result, options granted in December of each year (beginning with December 1995) impact pro forma amounts for following years but not the year in which they were granted.

401(k) Savings Plan
In 1990, the company established a 401(k) Savings Plan (the Plan). Substantially all employees of the company (other than those covered by a collective bargaining agreement) who are scheduled to work at least 1,000 hours during each year of employment are eligible to participate in the Plan. Employees could elect to save up to 15% of compensation on a pre-tax basis subject to certain limits. This limit was increased to 20% in 2002. The company matches with company common stock 50% of the first 6% of employee contributions. In 2002, Plan participants are able to fully diversify their company matched stock at any time. To fund the company's matching contribution, an Employee Stock Ownership Plan (ESOP) was formed in 1990 which acquired 2,500,000 shares of Gannett stock from the company for $50 million. The stock purchase was financed with a loan from the company, and the shares are pledged as collateral for the loan. The company makes monthly contributions to the ESOP equal to the ESOP's debt service requirements less dividends. All dividends received by the ESOP are used to pay debt service. As the debt is paid, shares are released as collateral and are available for allocation to participants.

        The company follows the shares allocated method in accounting for its ESOP. The cost of shares allocated to match employee contributions or to replace dividends that are used for debt service are accounted for as compensation expense. The cost of unallocated shares is reported as deferred compensation in the financial statements. The company, at its option, may repurchase shares from employees who leave the Plan. The shares are purchased at fair market value, and the difference between the original cost of the shares and fair market value is expensed at the time of purchase. All of the shares initially purchased by the ESOP are considered outstanding for earnings per share calculations. Dividends on allocated and unallocated shares are recorded as reductions of retained earnings.

        Compensation expense for the 401(k) match and repurchased shares was $9.7 million in 2001, $9.1 million in 2000 and $8.9 million in 1999. The ESOP shares as of the end of 2001 and 2000 were as follows:

------------------------------------------------------------------------------------------------------------
                                                                             2001                    2000
------------------------------------------------------------------------------------------------------------
Allocated shares                                                        2,088,238                1,825,911
------------------------------------------------------------------------------------------------------------
Shares released for allocation                                             43,650                   44,332
------------------------------------------------------------------------------------------------------------
Unreleased shares                                                         368,112                  629,757
------------------------------------------------------------------------------------------------------------
Shares distributed to terminated participants                             (87,346)                 (72,337)
------------------------------------------------------------------------------------------------------------
ESOP shares                                                             2,412,654                2,427,663
------------------------------------------------------------------------------------------------------------

        In May 1990, the Board of Directors declared a dividend distribution of one Preferred Share Purchase Right (Right) for each common share held, payable to shareholders of record on June 8, 1990. The Rights become exercisable when a person or group of persons acquires or announces an intention to acquire ownership of 15% or more of the company's common shares. Holders of the Rights may acquire an interest in a new series of junior participating preferred stock, or they may acquire an additional interest in the company's common shares at 50% of the market value of the shares at the time the Rights are exercised. The Rights are redeemable by the company at any time prior to the time they become exercisable, at a price of $.01 per Right.

        In May 2000, the company announced that its Board of Directors approved an amendment to its Shareholder Rights Plan to extend the expiration date of the Rights to May 31, 2010, and increase the initial exercise price of each preferred stock purchase right to $280.

        In November 1999, the Board authorized 2,000,000 shares of common stock to be registered in connection with a savings related share option plan, available to eligible employees of Newsquest.

NOTE 9

Commitments and contingent liabilities
Litigation: The company and a number of its subsidiaries are defendants in judicial and administrative proceedings involving matters incidental to their business. The company's management does not believe that any material liability will be imposed as a result of these matters.

        Leases: Approximate future minimum annual rentals payable under non-cancelable operating leases, primarily real estate related, are as follows:

In thousands of dollars
-----------------------------------------------
2002                               $   40,718
-----------------------------------------------
2003                                   35,746
-----------------------------------------------
2004                                   30,349
-----------------------------------------------
2005                                   23,155
-----------------------------------------------
2006                                   19,942
-----------------------------------------------
Later years                            85,956
-----------------------------------------------
Total                              $  235,866
-----------------------------------------------

        Total minimum annual rentals have not been reduced for future minimum sublease rentals aggregating approximately $7 million. Total rental costs reflected in continuing operations were $69 million for 2001, $62 million for 2000 and $48 million for 1999.

        Program broadcast contracts: The company has commitments under program broadcast contracts totaling $114.0 million for programs to be available for telecasting in the future.

        The company has a 13.5% general partnership interest in Ponderay Newsprint Company. The company, on a several basis, is a guarantor of 13.5% of the principal and interest on a term loan that totals $125 million held by Ponderay.

        In December 1990, the company adopted a Transitional Compensation Plan (the Plan). The Plan provides termination benefits to key executives whose employment is terminated under certain circumstances within two years following a change in control of the company. Benefits under the Plan include a severance payment of up to three years' compensation and continued life and medical insurance coverage. The Board of Directors amended and restated this plan in October 2001.

NOTE 10

Business operations and segment information
The company has determined that its reportable segments based on its management and internal reporting structure are newspaper publishing, which is the largest segment of its operations; and broadcasting (television). The cable division's operating results, identifiable assets and capital expenditures have been retroactively excluded from the segment data presented herein, since as discussed in Note 1, the division has been reclassified in the statements of income and related discussions as discontinued operations.

        The newspaper segment at the end of 2001 consisted of 95 U.S. daily newspapers in 40 states and one U.S. territory, including USA TODAY, a national, general-interest daily newspaper; and USA WEEKEND, a magazine supplement for newspapers. The newspaper segment also includes Newsquest (including Newscom, acquired in 2000) which is a regional newspaper publisher in the United Kingdom with a portfolio of more than 300 titles that includes 15 paid-for daily newspapers, paid-for weekly newspapers, free weekly newspapers and other publications. The newspaper segment in the U.S. also includes over 300 non-daily publications, a nationwide network of offset presses for commercial printing, newspaper related online businesses and several smaller businesses. Newsprint, which is the principal product used in newspaper publishing, has been and may continue to be subject to significant price changes from time to time.

        As discussed in Note 1, the company accounts for its 50% owned joint operating agencies in Detroit and Tucson on the equity method of accounting (as a single net amount in other operating revenue for the newspaper segment). The newspaper segment also reflects a minority interest in a newspaper publishing partnership and a newsprint production partnership.

        The broadcasting segment's activities for 2001 include the operation of 22 U.S. television stations reaching 17.7 percent of U.S. television homes.

        The company's foreign revenues in 2001 and 2000 totaled approximately $773 million and $694 million, respectively, principally from publications distributed in the United Kingdom. The company's long-lived assets in foreign countries totaled approximately $2.3 billion at Dec. 30, 2001, principally in the United Kingdom.

        Separate financial data for each of the company's business segments is presented in the table which follows. The accounting policies of the segments are those described in Note 1. The company evaluates the performance of its segments based on operating income and operating cash flow. Operating income represents total revenue less operating expenses, including depreciation and amortization of intangibles. In determining operating income by industry segment, general corporate expenses, interest expense, interest income, and other income and expense items of a non-operating nature are not considered, as such items are not allocated to the company's segments. Operating cash flow represents operating income plus depreciation and amortization of intangible assets. Upon adoption of SFAS No. 142 beginning with fiscal year 2002, the company ceased amortizing goodwill.

        See Note 1 for a further discussion of this accounting change. Corporate assets include cash and marketable securities, certain investments, long-term receivables and plant and equipment primarily used for corporate purposes. Interest capitalized has been included as a corporate capital expenditure for purposes of segment reporting.

Business segment financial information, in thousands of dollars
--------------------------------------------------------------------------------------------------------
                                                     2001                2000                1999
--------------------------------------------------------------------------------------------------------
 Operating revenues
--------------------------------------------------------------------------------------------------------
 Newspaper publishing                       $   5,681,593       $   5,433,551       $   4,366,720
--------------------------------------------------------------------------------------------------------
 Broadcasting                                     662,652             788,767             728,642
--------------------------------------------------------------------------------------------------------
                                            $   6,344,245       $   6,222,318       $   5,095,362
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 Operating income
--------------------------------------------------------------------------------------------------------
 Newspaper publishing                       $   1,400,609       $   1,522,350       $   1,291,665
--------------------------------------------------------------------------------------------------------
 Broadcasting                                     249,783             359,955             337,537
--------------------------------------------------------------------------------------------------------
 Corporate (1)                                    (60,557)            (65,049)            (66,101)
--------------------------------------------------------------------------------------------------------
                                            $   1,589,835       $   1,817,256       $   1,563,101
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 Depreciation and amortization
--------------------------------------------------------------------------------------------------------
 Newspaper publishing                       $     369,044       $     302,544       $     207,720
--------------------------------------------------------------------------------------------------------
 Broadcasting                                      67,639              65,210              62,861
--------------------------------------------------------------------------------------------------------
 Corporate (1)                                      7,094               8,161               9,510
--------------------------------------------------------------------------------------------------------
                                            $     443,777       $     375,915       $     280,091
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 Operating cash flow (2)
--------------------------------------------------------------------------------------------------------
 Newspaper publishing                       $   1,769,653       $   1,824,894       $   1,499,385
--------------------------------------------------------------------------------------------------------
 Broadcasting                                     317,422             425,165             400,398
--------------------------------------------------------------------------------------------------------
 Corporate (1)                                    (53,463)            (56,888)            (56,591)
--------------------------------------------------------------------------------------------------------
                                            $   2,033,612       $   2,193,171       $   1,843,192
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 Identifiable assets (3)
--------------------------------------------------------------------------------------------------------
 Newspaper publishing                       $  10,558,641       $  10,608,191       $   5,748,018
--------------------------------------------------------------------------------------------------------
 Broadcasting                                   2,004,486           1,923,422           1,841,699
--------------------------------------------------------------------------------------------------------
 Corporate (1)                                    532,974             448,798             304,202
--------------------------------------------------------------------------------------------------------
                                            $  13,096,101       $  12,980,411       $   7,893,919
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 Capital expenditures (4)
--------------------------------------------------------------------------------------------------------
 Newspaper publishing                       $     230,223       $     242,885       $     190,259
--------------------------------------------------------------------------------------------------------
 Broadcasting                                      21,602              49,829              24,831
--------------------------------------------------------------------------------------------------------
 Corporate (1)                                     72,754              57,866              30,055
--------------------------------------------------------------------------------------------------------
                                            $     324,579       $     350,580       $     245,145
--------------------------------------------------------------------------------------------------------

(1) Corporate amounts represent those not directly related to the company's two business segments.
(2) Operating cash flow amounts represent operating income plus depreciation and amortization of intangible assets.
(3) Excludes assets related to discontinued operations totaling $1,112,527 in 1999.
(4) Excludes capital expenditures made for discontinued operations totaling $13,298 for 1999.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Gannett Co., Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows and of changes in shareholders' equity present fairly, in all material respects, the financial position of Gannett Co., Inc. and its subsidiaries at Dec. 30, 2001 and Dec. 31, 2000, and the results of their operations and their cash flows for each of the three years in the period ended Dec. 30, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PRICEWATERHOUSECOOPERS LLP

McLean, VA
February 7, 2002